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                                                                    EXHIBIT 10.1


                                      1997

                          STANDARD FRANCHISE AGREEMENT
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                          PETRO STOPPING CENTERS, L.P.

                              FRANCHISE AGREEMENT
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                               TABLE OF CONTENTS

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SECTION 1.  GRANT OF FRANCHISE............................................... 2
     1.1.   Grant and Location of Franchise.................................. 2
     1.2.   Franchisee's Use of Proprietary Marks............................ 2
     1.3.   Franchisee's Exclusive Area...................................... 2
     1.4.   Franchisee's Rights Restricted to Franchised Location............ 3
     1.5.   Franchise Granted is Nonexclusive................................ 3
     1.6.   Franchisee's Rights and License Nontransferable.................. 3
     1.7.   Covenant Not to Compete.......................................... 3

SECTION 2.  TERM AND RENEWAL RIGHTS.......................................... 4
     2.1.   Initial Term..................................................... 4
     2.2.   Renewals......................................................... 4
     2.3.   Loss of Premises................................................. 5
     2.4.   Lease of Premises................................................ 6

SECTION 3.  IMPROVEMENTS ON AND MAINTENANCE OF PREMISES...................... 7
     3.1.   Construction or Remodeling....................................... 7
     3.2.   Commencement and Completion of Construction...................... 8
     3.3.   Maintenance and Renovation of Premises........................... 8
     3.4.   Signs............................................................ 9
     3.5.   Franchisor's Remedies Upon Franchisee's Default..................10

SECTION 4.  FEES AND PAYMENTS................................................10
     4.1.   Initial Franchise Fee............................................10
     4.2.   Initial Training Fee.............................................10
     4.3.   Initial Legal, Design and Merchandise Set-up Fees................11
     4.4.   Reimbursement of Franchisor Expenses.............................11
     4.5.   Monthly Royalty Fee..............................................11
     4.6.   Determination of "Non-fuel Gross Sales" and "Fuel Sales".........12
     4.7.   Advertising and Other Fees.......................................12
     4.8.   Time for Making Payments.........................................13
     4.9.   Franchisor's Right of Set Off....................................13

SECTION 5.  TRAINING.........................................................13
     5.1.   Training Programs................................................13
     5.2.   Completion of Manager Training...................................13

SECTION 6.  OPERATING ASSISTANCE.............................................14
     6.1.   Advisory Assistance..............................................14
     6.2.   Confidential Operating Manual....................................14
     6.3.   Directory of Travel Center Facilities............................14
     6.4.   Inspections......................................................14
     6.5.   No Liability of Franchisor.......................................14
     6.6.   Advertising Programs.............................................14
     6.7.   Franchisor's Billing Program.....................................14
     6.8.   Special Promotional Products and Services........................15
     6.9.   Assistance in Establishing Franchisee's Business.................15
     6.10.  Assistance During Term of Franchise Agreement....................16
     6.11.  Committees.......................................................16

SECTION 7.  ADDITIONAL OBLIGATIONS OF FRANCHISEE.............................16
     7.1.   Compliance with Franchise System.................................16
     7.2.   Sales and Advertising Activities.................................17
     7.3.   Hours of Operation...............................................17
     7.4.   Standards, Techniques and Procedures;
            Prevention of Certain Acts.......................................17
     7.5.   Equipment, Supplies and Products.................................18

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     7.6.   Minimum Inventory Amount.........................................19
     7.7.   Inspections by Franchisor........................................19
     7.8.   Franchisee's Employees...........................................19
     7.9.   Management by Franchisee.........................................20
     7.10.  Photographs by Franchisor........................................20
     7.11.  Promotion by Franchisee of All Travel Center Facilities .........20
     7.12.  Menu and Service.................................................20
     7.13.  Required Inventory and Other Items...............................20
     7.14.  Compliance with Laws.............................................21
     7.15.  Notice to Suppliers of Franchisor's Non-liability................21
     7.16.  No Changes Without Franchisor's Consent..........................21
     7.17.  Opinion of Franchisee's Counsel..................................21
     7.18.  Time Devoted by Franchisee to Business...........................22
     7.19.  No Other Business................................................22
     7.20.  Standards of Operation...........................................23
     7.21.  Services Offered.................................................23
     7.22.  Compliance With Federal, State and Local Laws....................23
     7.23.  Franchise Operated Independently.................................23
     7.24.  Long Distance Telephone Services.................................23

SECTION 8.  PROPRIETARY MARKS................................................24
     8.1.   Franchisor's Representations.....................................24
     8.2.   Restrictions on and Conditions of Franchisee's Use
            of Franchisor's Proprietary Marks................................24
     8.3.   Further Understandings and Undertakings of Franchisee............25
     8.4.   Franchisee's Advertising.........................................26
     8.5.   Franchisor's Protection of Proprietary Marks.....................26

SECTION 9.  CONFIDENTIAL INFORMATION.........................................26
     9.1.   Confidential Relationship and Information........................26
     9.2.   Use of Confidential Information by Franchisee....................26
     9.3.   Franchisee's Employees and Agents................................27
     9.4.   Permitted Disclosure by Franchisee...............................37
     9.5.   Equitable Relief.................................................28
     9.6.   Information Developed by Franchisee..............................28
     9.7.   Architectural Plans and Drawings, Etc............................28
     9.8.   Computer Software................................................28
     9.9.   Further Obligations..............................................28

SECTION 10. CONFIDENTIAL OPERATING MANUAL....................................29
     10.1.  Operating Manual.................................................29
     10.2.  Information Confidential.........................................29
     10.3.  Revisions and Updating...........................................29

SECTION 11. ACCOUNTING AND RECORDS...........................................29
     11.1.  Preservation of Franchisee's Records.............................29
     11.2.  Monthly Statements...............................................30
     11.3.  Annual Report Based upon Agreed-Upon Procedures..................30
     11.4.  Other Information................................................30
     11.5.  Tax Returns......................................................31
     11.6.  Franchisor's Right of Inspection.................................31
     11.7.  Audit by Franchisor..............................................31
     11.8.  Definition of "Records.".........................................31
     11.9.  Conformity to Franchisor's Accounting and Control Systems........32
     11.10. Limitation on Claims.............................................32

SECTION 12. ADVERTISING AND GRAND OPENING....................................32

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     12.1.  Grand Opening....................................................32
     12.2.  Advertising, Marketing and Customer Service Programs Established by
            Franchisor.......................................................32

SECTION 13. INSURANCE; INDEMNIFICATION.......................................33
     13.1.  Required Insurance...............................................33
     13.2.  Coverage.........................................................34
     13.3.  Insurance in Name of Franchisee Entity, Notice to
            Franchisor, Renewal Certificates.................................35
     13.4.  Franchisee's Obligation Not Limited by Franchisor's
            Own Insurance....................................................35
     13.5.  Failure of Franchisee to Obtain or Maintain Insurance............35
     13.6.  Franchisor's Non-liability and Indemnity.........................35

SECTION 14. TRANSFERABILITY OF INTEREST......................................38
     14.1.  Transfer by Franchisor...........................................38
     14.2.  Transfer by Franchisee...........................................38
     14.3.  Transfer to Franchisee's Corporation,
            Partnership or Other Entity......................................39
     14.4.  Ownership of Franchisee..........................................40
     14.5.  Restrictions on Transfer of Equity Interest in Franchisee........40
     14.6.  Franchisor's Right of First Refusal..............................40
     14.7.  Transfer Upon Death or Permanent Incapacity......................41
     14.8.  Non-waiver of Claims.............................................42
     14.9.  Franchise Agreement Shall Not be Retained as Security............42
     14.10. Assignment of Franchise Agreement or Granting a
            Security Interest to Obtain Financing............................42

SECTION 15. DEFAULT AND TERMINATION..........................................43
     15.1.  Provisions of Applicable Law Shall Control.......................43
     15.2.  Automatic Termination............................................43
     15.3.  Termination at Franchisor's Option
            Without Opportunity to Cure Default..............................43
     15.4.  Termination by Franchisor After Notice
            and Opportunity to Cure Default..................................44

SECTION 16. OBLIGATIONS UPON TERMINATION OR EXPIRATION; REPURCHASE
            BY FRANCHISOR....................................................46

SECTION 17. CORPORATE OR OTHER AUTHORITY.....................................48

SECTION 18. TITLE, LIENS AND LAWSUITS........................................48
     18.1.  Title and Liens..................................................48
     18.2.  Legal Proceedings................................................49

SECTION 19. TAXES, PERMITS AND INDEBTEDNESS..................................49
     19.1.  Taxes and Assessments............................................49
     19.2.  Employee Taxes and Benefits......................................49
     19.3.  Compliance with Applicable Laws..................................49
     19.4.  Contested Taxes or Indebtedness..................................49

SECTION 20. INDEPENDENT CONTRACTOR RELATIONSHIP..............................50
     20.1.  Franchisee Is Independent Contractor.............................50
     20.2.  No Agency........................................................50

SECTION 21. APPROVALS AND WAIVERS............................................50

SECTION 22. MISCELLANEOUS....................................................51
     22.1.  Notices..........................................................51
     22.2.  Survival of Warranties, Continuing Obligations...................51
     22.3.  Construction.....................................................51

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     22.4.  Entire Agreement.................................................52
     22.5.  Severability.....................................................52
     22.6.  Binding Effect...................................................52
     22.7.  Applicable Law...................................................52
     22.8.  Remedies Nonexclusive............................................53
     22.9.  Equitable Relief.................................................53
     22.10. Investigation and Review of Documents by Franchisee;
            Acknowledgments..................................................53
     22.11. Cost of Enforcement; Franchisor's Right to Cause Compliance;
            Right of Set Off for Amounts Due or to be Reimbursed.............54
     22.12. Arbitration......................................................54
     22.13. Consent to Jurisdiction..........................................55
     22.14. Headings.........................................................55
     22.15. Includes.........................................................55
     22.16. Waiver of Punitive Damages and Jury Trial........................55
     22.17. Limitation of Claims.............................................55
     22.18. Option to Convert to New Agreement...............................55


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                             EXHIBITS TO AGREEMENT

Exhibit                 Description                  Section
-------                 -----------                  -------
  A        Description of Franchised Business          1.1

  B        Franchised Location/Franchise Area        1.1, 1.3

  C        Memorandum of Lease                         2.4

  D        Billing Program Agreement                   6.9

  E        Proprietary Marks of Franchisor             8.2

  E-1      Proprietary Marks Which Franchisee
           is Licensed to Use                          8.2

  F        Title to and Liens Against Franchised
           Location                                   18.1

  G        Legal Proceedings Against Franchisee       18.2


                                       v
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                              FRANCHISE AGREEMENT


     THIS AGREEMENT is made and entered into this _____ day of _______________, 19__, by and between PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, d/b/a ______________________________________, with its principal office located at 6080 Surety Drive, El Paso, Texas 79905 ("Franchisor"), and __________________________________________("Franchisee").

                                  WITNESSETH:

     WHEREAS, Franchisor is the owner of a unique system relating to the operation of full-facility truck/auto travel centers ("travel centers") comprised of fueling, merchandising, restaurant and preventive maintenance operations (the "Franchise System"), which has been developed as a result of Franchisor's investment and expenditure of time, skill, effort and money; and

     WHEREAS, the Franchise System is characterized and distinguished by Franchisor's unique and distinctive interior and exterior layouts; standards and specifications for equipment; equipment layout; preventive maintenance facilities and services; uniforms; operating procedures for sanitation, maintenance, fueling, food processing and service, and repair work; special marketing and sales techniques; methods and techniques for inventory and cost controls, record keeping and reporting, billing services, personnel management, purchasing and advertising; and such other features as are conceived or developed by Franchisor for authorized use as a part of the Franchise System; and

     WHEREAS, Franchisor identifies the Franchise System by means of certain trademarks, trade names, service marks, proprietary marks and other marks, logotypes, commercial symbols, emblems and other indicia of origin which are set forth in Exhibit E hereto (collectively, the "Proprietary Marks"), including, but not limited to, the trade names "Petro Stopping Center," "Petro:2" and "Iron Skillet." Franchisor claims common law and Federal rights to the use of the marks set forth in Exhibit E. Certain of the Proprietary Marks of Franchisor and the Proprietary Marks licensed hereunder to Franchisee are set forth in Exhibit E-1 and in a Confidential Operating Manual (the "Operating Manual") or otherwise by Franchisor in writing as being authorized for use by Franchisee and by other franchisees of the Franchise System in order to identify uniformly for the public the source of the services rendered in accordance with the Franchise System and the high standards of quality attendant thereto; and

     WHEREAS, Franchisee, having been advised as to the nature of the Franchise System and understanding and acknowledging the necessity of operating in strict accordance with the standards and specifications established by Franchisor, desires to receive the benefits to be derived from operating under the Franchise System and from using the Proprietary Marks, and thus desires to be franchised under this Agreement to operate a full-facility travel center business identified by the trade name "Petro Stopping Center" or "Petro:2" and/or such other Proprietary Marks as are franchised by this Agreement, including Proprietary Marks for a restaurant, lube and repair facility, a convenience store, travel store and other facilities as described herein.

     NOW, THEREFORE, for and in consideration of the foregoing and the undertakings and commitments of each party to the other as set forth in this Agreement, the sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

                         SECTION 1. GRANT OF FRANCHISE

     1.1.  GRANT AND LOCATION OF FRANCHISE.

     Franchisor hereby grants to Franchisee, upon the terms and conditions contained in this Agreement, the limited right, license and franchise (collectively, the "Franchise"), and Franchisee hereby undertakes the obligation, to operate a Type One full facility or Type Two limited facility, as more fully described in Exhibit A attached to this Agreement (the "Franchised Business") under the mark "Petro Stopping Centers" or "Petro:2", and/or under such other Proprietary Marks as may be designated by Franchisor, including a restaurant located thereon identified by the name and under the mark as may be designated by Franchisor (the "Restaurant" or the "Restaurant Business"), and merchandising facilities located thereon identified by the name and under such mark as may be designated in writing by Franchisor (the "Stores"), and such other facilities as may be specified by Franchisor in writing and to operate the Franchised Business solely in accordance with the Franchise System, as it may be changed, improved and further developed from time to time, and only at the following location:

     ---------------------------------------------------------------------

     ---------------------------------------------------------------------

     ---------------------------------------------------------------------

such location (the "Franchised Location") being more specifically shown on Exhibit B attached to this Agreement.

     1.2.  FRANCHISEE'S USE OF PROPRIETARY MARKS.

     Franchisor grants to Franchisee, during the term of this Agreement, and subject to the terms and conditions thereof, provided Franchisee has not breached any of the terms and conditions of the Agreement, the right to use in connection with Franchisee's Franchised Business such of Franchisor's Proprietary Marks, including, but not limited to, one or more of the marks "Petro Stopping Center," "Petro:2" and "Iron Skillet" as are currently being used or hereafter applied for or put into use, as may be designated for Franchisee's use in Exhibit E-1 attached hereto. Franchisee acknowledges Franchisor's right to use such Proprietary Marks, and nothing contained in this Agreement shall be construed to vest in Franchisee any right, title or interest in or to the Proprietary Marks or the goodwill now or hereafter associated therewith other than the rights and license expressly granted herein.

     1.3.  FRANCHISEE'S EXCLUSIVE AREA.

     During the term of this Agreement, Franchisor will not, directly or indirectly, establish, or grant to any other party a license or franchise to establish, any full facility travel center under the Franchise System, or the use of or license to use the "Petro Stopping Center" or "Petro:2" mark, within the territory described in Exhibit B attached hereto (the "Franchise Area"), without the prior written consent of Franchisee. Franchisor shall be permitted to own and/or operate in the Franchise Area free-standing express preventive maintenance centers bearing the "Petro:Lube" or any other mark. The rights granted to Franchisee in this Section 1.3 shall not be construed or interpreted as granting to Franchisee the right to own, operate or license or otherwise maintain any additional travel center within such Franchise Area. However, notwithstanding anything in the foregoing to the contrary, in the event that Franchisee fails to meet the minimum monthly gross sales of diesel fuel (the "Minimum Sales Volume") for any period specified below, then Franchisor shall perform a review to determine the cause of Franchisee's failure to meet the Minimum Sales Volume. If such failure is

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due to external factors, such as product allocation, acts of God, fire, riots, strikes, inability to obtain equipment due to governmental order or action, or by failure of carriers to transport equipment, or by regulation of state or Federal action, Franchisor may adjust the Minimum Sales Volume. If, however, Franchisee's failure is due to factors other than those stated above, then the foregoing limitations upon Franchisor in this Section 1.3 shall be null and void. Franchisor shall have the right permanently thereafter to franchise or establish other travel centers within the Franchise Area, whether under the Franchise System or using the Proprietary Marks or otherwise.

     Franchisee must achieve minimum monthly gross sales of diesel fuel of ___________ gallons per month. Whether Franchisee has achieved such minimum monthly gross sales shall be determined on the basis of a running average of actual sales for the preceding six (6) calendar months.

     1.4.  FRANCHISEE'S RIGHTS RESTRICTED TO FRANCHISED LOCATION.

     Franchisee expressly acknowledges and agrees that this Franchise relates solely to the Franchised Location, and no additional locations or travel centers shall be permitted under this Agreement without the prior written approval of Franchisor, which approval shall be granted or denied at the sole discretion of Franchisor. Franchisee hereby acknowledges that no representations or warranties have been made by Franchisor with respect to the grant of any other franchises or permission to operate a Franchised Business or other travel center from an additional or other location, whether within or without the Franchise Area.

     1.5.  FRANCHISE GRANTED IS NONEXCLUSIVE.

     Except as provided in Section 1.3, the Franchise herein granted to Franchisee is nonexclusive. Franchisor reserves all rights to grant and sell similar franchises and licenses to others to operate, and to own or operate for its own account or with others, other travel centers using the Franchise System and Proprietary Marks at any locations whatsoever.

     1.6.  FRANCHISEE'S RIGHTS AND LICENSE NONTRANSFERABLE.

     Franchisee may pledge, hypothecate or assign the right and license herein granted only for the purpose of securing financing or as provided in Section 14 hereof. Franchisee may not, directly or indirectly, sublicense or subfranchise any other person, firm, corporation, partnership or other entity to own or operate the Franchised Business or any other travel center utilizing the Franchise System or the Proprietary Marks, or to utilize in any way all or any part of the Franchise System. Further, except as provided herein and in Section 14, Franchisee shall not sell, assign or transfer said Franchise, or any right, license or interest therein without the prior written consent of Franchisor and such consent shall not be unreasonably withheld by Franchisor. Further, Franchisor's consent shall be subject to the requirement that all costs and expenses incurred by Franchisor and its counsel in connection therewith shall be borne solely by Franchisee.

     1.7.  COVENANT NOT TO COMPETE.

     (a) (1) During the term of this Agreement, Franchisee shall not, without Franchisor's prior written consent, (i) employ or seek to employ any person who is at that time employed by Franchisor or any other franchisee of Franchisor or to otherwise, directly or indirectly, induce such person to leave his or her employment; (ii) own or operate any non-Franchisor branded truckstop or travel center; or (iii) own or operate any component, including the restaurant, preventive maintenance or fueling components, of a full facility travel center, as herein described or as may be hereafter expanded or changed pursuant to the Franchise System, outside of the Franchise Area.

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          (2) For a period of three (3) years following the non-renewal or termination of this Agreement, Franchisee shall not, without Franchisor's written consent, (i) employ or seek to employ any person who is at that time employed by Franchisor or any other franchisee of Franchisor or to otherwise, directly or indirectly, induce such person to leave his or her employment; or
(ii) otherwise, directly or indirectly, conduct, own or operate, or be employed by or associated in any way with, any travel center within the United States, Mexico or Canada which, as reasonably determined by Franchisor, is in competition with any travel center owned, operated or franchised by Franchisor, its partners or affiliates, as that business is now defined or may hereafter be defined by Franchisor.

     (b) The parties hereto recognize and agree that in the event of breach by Franchisee of this Section 1.7, money damages would not be an adequate remedy to Franchisor for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by Franchisor therefrom. Accordingly, if there should be a breach or a threatened breach by Franchisee of the provisions of this Section 1.7, Franchisor shall be entitled to an injunction restraining Franchisee from any breach, without showing or proving actual damage sustained by Franchisor. Notwithstanding the foregoing, to the extent that Franchisee obtains, directly or indirectly, any profit or personal benefit resulting from any violation of this Section 1.7, Franchisee shall be obligated to pay or deliver forthwith such profit or personal benefit to Franchisor as liquidated damages.

     (c) The parties hereto recognize and agree that the scope, time and geographical restrictions contained herein are reasonably and fairly related to the business operations and geographic coverage of the business of Franchisor and are necessary to protect Franchisor's investment in its business and travel center and express preventive maintenance center franchise system, and in consideration of the special training and knowledge that Franchisor is providing to Franchisee and the value of such training and knowledge to the Franchise System and to Franchisee's operation of the Franchised Business.

     (d) The provisions of this Section 1.7 shall be binding upon Franchisee and the officers, directors, shareholders, managers and others holding beneficial interests in or key employment or management positions with Franchisee and any direct or indirect parent company of Franchisee, and Franchisee, upon execution of this Agreement, shall furnish to Franchisor a written undertaking by each such person or entity to Franchisor to be bound by and comply with the provisions of this Section 1.7.


                      SECTION 2. TERM AND RENEWAL RIGHTS

     2.1.  INITIAL TERM.

     Except as otherwise provided in this Agreement, the initial term of this Agreement shall be for a period of ten (10) years commencing on the date Franchisee's Franchised Business shall open for business and terminating ten
(10) years thereafter (the "Initial Term"). However, this Agreement and the Franchise and license granted hereunder shall expire upon the termination of Franchisee's lease, if any, or its right to possession of the Franchised Location for any reason whatsoever, except as provided in Section 2.3 of this Agreement.

     2.2.  RENEWALS.

     This Franchise shall be automatically renewed for two (2) additional consecutive five (5) year periods, with the first renewal period to terminate fifteen (15) years after Franchisee's Franchised Business opens for business, and the second and last renewal period to terminate twenty (20) years after Franchisee's Franchised Business opens for business, unless the Franchisee gives the

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Franchisor written notice of its desire to terminate the Franchise Agreement not more than eighteen (18) months nor less than twelve (12) months prior to the end of the Initial Term, or, if applicable, the end of the first renewal period. This Franchise shall be automatically renewed, as set forth herein, only if the following terms and conditions are satisfied:

           (a) Franchisee is not in default of any provision of this Agreement, any amendment to it or any successor agreement, or any other agreement between Franchisee and Franchisor or its partners and affiliates, and Franchisee has substantially complied with all the terms and conditions of such agreements during their respective terms;

           (b) Franchisee shall execute, upon renewal, Franchisor's then-current form of agreements ancillary to the franchise agreement (including, but not limited to, the Arbitration Agreement, the Billing Program Agreement, the Security Agreement, the Guaranty, and the Memorandum of Right of First Refusal and Option to Purchase), whose terms may differ, including providing for increased fees, from the terms of the original agreements ancillary hereto. This Franchise Agreement will remain in effect for the renewal term unless the Franchisor and Franchisee mutually agree otherwise;

           (c) Franchisee shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor and its partners and affiliates, and their respective officers, directors, agents and employees, arising out of or relating to this Agreement and all other agreements then existing between Franchisor and Franchisee or any of their respective affiliates or subsidiaries;

           (d) Franchisee shall have complied with Franchisor's then-current qualifications, operating procedures and training requirements;

           (e) Franchisee shall have complied with Franchisor's then current marketing programs and systems; and

           (f) Franchisee shall have made, or shall have entered into a written agreement with Franchisor which requires Franchisee, within the time specified by Franchisor, to make, at its sole expense, such alterations and improvements to its premises, including additions, extensive structural changes, remodeling and renovation, as may be necessary to comply with Franchisor's then-current standards; provided at least seventy-five percent (75%) of the Franchisor operated travel center facilities which are the same type as the Franchised Business, comply with such standards. It is understood that such standards may be upgraded or changed from time to time.

           References in this Agreement to the "term of this Agreement," or words of like import, shall include any renewal period hereunder.

     2.3.  LOSS OF PREMISES.

     In the event Franchisee occupies the Franchised Location pursuant to a lease ("Lease") and such Lease expires or is terminated prior to the expiration of the term of this Agreement and Franchisee is not permitted by the terms of the Lease to extend the term thereof, or if Franchisee is permanently prevented from doing business at the Franchised Location because of condemnation of land, or destruction by fire, flood or other cause, Franchisee shall be permitted to relocate the Franchised Business at another location within the Franchise Area described in Section 1.3 hereof, subject however to Franchisor's approval, as described below, and to all of the terms of this Agreement, including, but not limited to, the terms of Section 3.2 hereof relating to commencement and completion of construction. Further, the right to relocate said business in any such event shall

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be specifically conditioned upon Franchisee's complying with the following requirements, except to the extent waived by Franchisor in writing:

           (a) Franchisee shall not at such time be in default of any term or condition of this Agreement or any other agreement with Franchisor;

           (b) Franchisee shall not at such time be in default of any terms or conditions of the Lease, if any, relating to the Franchised Location;

           (c) Franchisee shall pay, and be solely responsible for, all costs of relocating the Franchised Business, including, but not limited to, all improvements required on the new location; and

           (d) The site of the new location shall be approved in writing by Franchisor as to location within the Franchise Area (which approval may be based on a number of factors, including whether, in the sole opinion of the Franchisor, the new proposed site is capable of supporting the Minimum Sales Volume described in Section 1.3 herein) and shall conform to all of Franchisor's then-current specifications.

     The rights herein granted in this Section 2.3 shall not be construed or interpreted as extending the term of this Agreement.

     2.4.  LEASE OF PREMISES.

     If Franchisee occupies or will occupy the Franchised Location pursuant to a Lease, Franchisee shall at all times perform all requirements binding upon Franchisee in the Lease and keep the Lease in full force and effect and such Lease shall provide for:

           (a) The right of Franchisor to approve the Lease and any and all modifications or amendments thereto, a true and correct copy of each of which shall be delivered to Franchisor at least thirty (30) days prior to the execution thereof. In addition, a fully executed copy of the Lease shall be delivered to Franchisor promptly upon the execution thereof;

           (b) An initial term of not less than ten (10) years commencing on the date Franchisee's Franchised Business opens for business;

           (c) Options to extend such term for two (2) additional consecutive five (5) year periods;

           (d) The right, but not the obligation, on the part of Franchisor if it so elects, to succeed to Franchisee's interest under the Lease in the event of a termination or expiration of this Agreement. Franchisee agrees that Franchisor shall have the right, upon written notice to Franchisee and to Franchisee's landlord of Franchisor's election, to succeed to Franchisee's rights as lessee under the Lease in the event of such a termination or non-renewal of this Agreement. Such right shall be conditioned on the exercise by Franchisor of its option to purchase the Franchised Business and/or the Franchised Location upon such termination or expiration pursuant to Section 16 of this Agreement. If such event shall occur, Franchisee hereby irrevocably appoints any officer of Franchisor as its attorney-in-fact to execute an assignment and all other documents and instruments which Franchisor may deem necessary or appropriate in connection therewith;

           (e) The right on the part of Franchisor to receive notice from Franchisee's landlord of any default by Franchisee under the Lease simultaneously with notice to

     Franchisee, but in any event, not less than thirty (30) days prior to the termination of the Lease, and the right of Franchisor, but not the obligation, to cure any such default prior to such termination and to succeed to the rights of Franchisee under the Lease. The cost to Franchisor under the Lease shall be due and payable to Franchisor by Franchisee upon demand. Franchisee agrees that Franchisor shall have the right, upon written notice to Franchisee and to Franchisee's landlord of Franchisor's election, to so succeed to Franchisee's rights as lessee under the Lease in the event of such a default by Franchisee. If such event shall occur, Franchisee hereby irrevocably appoints any officer of Franchisor as its attorney-in-fact to execute an assignment and all other documents and instruments which Franchisor may deem necessary or appropriate in connection therewith;

           (f) The right on the part of Franchisor to receive notice and disclosure from Franchisee's landlord of any other information or notification that the landlord is required to provide to Franchisee under the terms of the Lease; and

           (g) The execution of a Memorandum of Lease by the landlord and Franchisee, which Memorandum of Lease shall be substantially in the form attached hereto as Exhibit D, and which shall state the name and address of the landlord and tenant under the Lease, the term of the Lease, the renewal options under the Lease, and the rights of Franchisor under the Lease. The Memorandum of Lease shall be filed in the appropriate real estate and/or deed records for the county and the state in which the Franchised Location is located.

                         SECTION 3. IMPROVEMENTS ON AND
                            MAINTENANCE OF PREMISES

     3.1.  CONSTRUCTION OR REMODELING.

     After execution of this Franchise Agreement by Franchisee and within thirty
(30) days after receipt by Franchisor of all certificates of insurance required to be delivered by Franchisee pursuant to Section 13.3 hereof, Franchisor shall provide Franchisee with all architectural plans and specifications, including modifications thereto (the "Plans and Specifications"), which Plans and Specifications include the characteristics listed on Exhibit A attached hereto and otherwise specified by Franchisor in writing, for the construction, equipping and furnishing of a new travel center facility, if the Franchised Location is unimproved, or for the remodeling, equipping and furnishing of an existing travel center facility to be operated as a "Petro Stopping Center" or "Petro:2" facility, as the case may be, on the Franchised Location. Within one hundred twenty (120) days following (i) execution of this Agreement, (ii) delivery to Franchisor by Franchisee of all information needed by Franchisor regarding the Franchised Location, (iii) payment to Franchisor of fifty percent (50%) of the Initial Franchise Fee (as hereinafter defined), and (iv) receipt by Franchisor of all certificates of insurance required to be delivered by Franchisee pursuant to Section 13.3 hereof, Franchisor and Franchisee shall have finalized and Franchisor shall have approved the Plans and Specifications (the "Plan Approval"). Said Plans and Specifications may include Plans and Specifications related to site layout, landscaping and interior and exterior designs, decorations and colors; however, to the extent specifications for such items are not included in said Plans and Specifications, all such items must nonetheless be approved in writing by Franchisor prior to Plan Approval; and the term "Plans and Specifications" shall be deemed to include all such items. The Plans and Specifications shall at all times remain the sole and exclusive property of Franchisor, and Franchisee's use of said Plans and Specifications shall be subject to the terms and conditions of Section 9 of this Agreement. Franchisee shall review and approve and, at its expense, shall make any modifications of such Plans and Specifications as required for the Franchised Location, subject to the written approval of Franchisor. Upon Plan Approval, Franchisee, at its sole expense, shall construct and maintain such improvements as required by said Plans and Specifications, as modified, or by any other reasonable requirements or instructions of Franchisor and shall install such equipment, fixtures, furniture, landscaping and signs as may be required by Franchisor, including, but not limited to, the fixtures and equipment listed in the Operating Manual to be provided to Franchisee. Franchisee shall engage a licensed architect (who may be the same person or firm as the person or firm engaged by Franchisor to prepare the standard Plans and Specifications furnished by Franchisor to Franchisee) to review and approve all such Plans and Specifications and to serve as Franchisee's architect in supervising construction of the new travel center, or the remodeling of the existing travel center, as the case may be. Franchisor shall not be liable, and Franchisee agrees to indemnify, defend and hold Franchisor harmless from and against any liability, claim, action, proceeding or demand arising from or pertaining to the Plans and Specifications or Franchisee's improvements to, or modification of existing improvements on, the Franchised Location.

     3.2.  COMMENCEMENT AND COMPLETION OF CONSTRUCTION.

     Franchisee shall secure all necessary licenses and permits required to commence construction of the travel center or remodeling of the existing travel center facility on the Franchised Location according to the Plans and Specifications provided by Franchisor. Notwithstanding any other provisions contained herein, Franchisee shall commence construction or remodeling no later than one (1) year from the date of execution by Franchisee of the Franchise Agreement, and Franchisee shall continuously and diligently engage in such construction or remodeling and use its best efforts to complete same as soon as reasonably practicable thereafter, but in no event later than one (1) year after the date of commencement of construction or remodeling. Until such construction or remodeling is completed and Franchisor has evaluated and approved Franchisee's operations, Franchisee will not be allowed to use Franchisor's Proprietary Marks or operating systems. Franchisee may not thereafter modify the facility (including any part thereof which relates to any Plans and Specifications referred to in Section 3.1) except upon the prior written approval of Franchisor and in compliance with the terms of this Section 3.

     3.3.  MAINTENANCE AND RENOVATION OF PREMISES.

     (a) Franchisee agrees to maintain all furniture, fixtures and equipment located at the Franchised Location in accordance with factory and/or manufacturers' specifications and, generally, in good and safe working order, and to replace, at Franchisee's expense, all worn, damaged or unsafe furniture, fixtures and equipment with new replacement items of equal or better quality which have a similar appearance and design as the furniture, fixtures and equipment originally specified and required by Franchisor pursuant to this Agreement, or as such specifications may be modified by Franchisor from time to time, or required by any Federal, state or local occupational health and safety regulatory or other authorities. Franchisee shall install and use only such furnishings, fixtures and equipment as shall conform to specifications of design, color, quality, performance and utility designated or approved in writing by Franchisor, including, but not limited to, those specifications listed in the Operating Manual to be provided to Franchisee.

     (b) Franchisee, at its expense, shall maintain the interior and exterior of the improvements, including, but not limited to, exteriors of all buildings and all asphalt, concrete, curbing and signs and all landscaping on the Franchised Location in a clean, orderly, safe, sanitary and aesthetically pleasing condition reasonably satisfactory to Franchisor and shall make such repairs and replacements as are necessary to maintain an aesthetically pleasing appearance and a clean, orderly, safe and sanitary condition of the premises and to remain in compliance with the Plans and Specifications. All modifications and remodeling and all major repairs at the Franchised Location shall be made only after Franchisee has received the prior written approval of Franchisor.

     (c) Franchisee shall, at its expense, be required make capital improvements, which shall include, but it not limited to, updating, refurbishing and remodeling the Franchised Business and its fixtures, furnishings, signs and equipment and shall also make such additions, extensive structural changes, remodeling and redecoration and such modifications to existing improvements as may be necessary to do so, prior to each five (5) year renewal, but not prior to the initial ten (10) year term in the case of site remodeling or renovation. Any capital improvement described above shall be based upon upgrades and improvements performed at a company operation of a similar age.

     (d) With respect to new retail marketing concepts, processes, equipment and signs, which may be implemented during the term of the Franchise Agreement, Franchisee shall, at its expense, complete such upgrades or implement such changes within six (6) months after the upgrades or changes have been implemented at seventy-five percent (75%) of the Franchisor-operated travel center facilities.

     (e) In addition to the above requirements, Franchisee shall, at its expense, update, refurbish and remodel the Franchised Business and its fixtures, furnishings, signs and equipment upon Franchisor's request to conform to the then-current standards of Franchisor, including, without limitation, such additions, extensive structural changes, remodeling and redecoration and such modifications to existing improvements as may be necessary to do so, the standards for which shall be in general conformity with the standards then utilized for Franchisor-operated travel center facilities; provided, however, that extensive additions, structural changes, remodeling and renovation shall not be required prior to the expiration of the Initial Term ten (10) years of the Franchise Agreement.

     (f) Franchisor or a representative of Franchisor shall have the right to enter upon the Franchised Location for the purpose of conducting an inspection to determine whether Franchisee is in compliance with Subparagraphs (a), (b),
(c), (d) and (e) of this Section 3.3. If, pursuant to such inspection, Franchisor determines that replacement, repair or other cure is required, Franchisor shall so notify Franchisee in writing. Franchisee shall have thirty
(30) days from the date of receipt of said notice to effect such cure; provided, however, that if Franchisor determines that such cure must be made prior to the end of said thirty (30) day period or that such cure cannot be effected within said thirty (30) day period, Franchisor shall notify Franchisee of the appropriate reasonable period within which said cure must be accomplished.

     3.4.  SIGNS.

     Franchisee shall order from Franchisor and install at such times as required by Franchisor, which shall be at least thirty (30) days prior to opening of the Franchised Business, Franchisor's standard "Petro Stopping Center" or "Petro:2" advertisement sign, depending on the type of facility being franchised, or other sign designated in writing by Franchisor to be located on the Franchised Location at a site designated by Franchisor. Franchisee shall also install, at its expense, such other signs as shall be required by Franchisor. Franchisee shall not install or use any sign, or any design, color or decoration on any sign, whether on the exterior or interior of the Franchised Location, which has not received the prior written approval of Franchisor. At the termination or expiration of this Agreement, unless notified in writing by Franchisor otherwise, Franchisee shall completely cover, within twenty-four (24) hours, and remove within fifteen (15) days, any and all signs bearing the word "Petro" or any other Proprietary Marks and shall cease to use the word "Petro" or any other Proprietary Marks for any business purpose. In the event that Franchisee fails to cover or remove such signs within the time periods stated above, Franchisor shall have the immediate right to cover, remove or cause the covering or removal of, such signs, and Franchisor shall not incur any liability for the exercise of such right. In addition, Franchisor shall be fully reimbursed for any and all expenses incurred for the cover and/or removal of such signs. As used herein, the term "sign" shall be interpreted in its broadest sense and shall include all displays, cards, window advertising and promotional material.

     3.5. FRANCHISOR'S REMEDIES UPON FRANCHISEE'S DEFAULT.

     If, within thirty (30) days after notice of default of any of the provisions of this Section 3, Franchisee shall fail to cure such default, then, in addition to any other relief available to Franchisor, Franchisor or any persons authorized by Franchisor, without liability to Franchisor, may enter at any time upon the Franchised Location and perform any act deemed necessary by Franchisor to cure such default, and Franchisee shall immediately reimburse Franchisor for any cost reasonably incurred by Franchisor to cure such default.

                         SECTION 4. FEES AND PAYMENTS

     4.1.  INITIAL FRANCHISE FEE.

     Franchisee shall pay to Franchisor an initial, nonrecurring, nonrefundable franchise fee of $50,000 (the "Initial Franchise Fee"). The first $25,000 of the Initial Franchise Fee shall be paid upon execution of the Franchise Agreement and the remaining $25,000 is due thirty (30) days after the opening of the Franchised Business. The Initial Franchise Fee shall be consideration for the Franchise Area granted to Franchisee and Franchisor's lost or deferred opportunity to franchise others. The Initial Franchise Fee shall be in addition to the monthly royalty fees payable to Franchisor under Section 4.5 and shall be in addition to any and all other sums required to be paid to Franchisor by Franchisee pursuant to any other provisions of this Agreement. Said Initial Franchisee Fee is not refundable in whole or in part under any circumstances, including, without limitation, any termination of this Agreement.

     4.2.  INITIAL TRAINING FEE.

     In addition to the Initial Franchise Fee, Franchisee shall pay, a one time, nonrecurring, nonrefundable training fee estimated at $45,000 - $150,000 dependent upon the type of facility the Franchised Business will be and upon certain other factors, including those listed below. Fifty percent (50%) of this estimated training fee shall be payable upon execution of the Franchise Agreement. The estimated initial training fee for this site is $______________.

     The estimated initial training fee may be adjusted upward or downward as determined by Franchisor based upon the following:

           (a) Franchisor's evaluation of Franchisee's personnel and operations prior to the opening of the Franchised Location. If Franchisor determines that additional training is required before the Franchised Location can satisfy Franchisor's standards and begin operating as part of the Franchise System, the estimated fee may be adjusted upwards; and

           (b) Franchisor's actual costs incurred for training including, without limitation:

               (i)   off-site training of Franchisee's employees;

               (ii)  on-site training of Franchisee's employees;

               (iii) on-site assistance prior to opening; and

               (iv) on-site assistance not to exceed two weeks after the opening of the Franchised Location.

     The remainder of the training fee will be determined in accordance with the foregoing, and shall be due and payable within thirty (30) days following the opening of the Franchised Business.

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

     4.3.  INITIAL LEGAL, DESIGN AND MERCHANDISE SET UP FEES.

     In addition to the Initial Franchise Fee, the Franchisee shall pay an initial estimated fee of $50,000 to $164,000 for legal costs, construction, design and architectural costs, and merchandise set up costs incurred by Franchisor relating to the Franchised Business. Franchisee shall pay fifty percent (50%) of this fee upon the execution of this Agreement and the remainder within thirty (30) days following the opening of the Franchised Business. The estimated initial legal, design, and merchandise set up fees for this site are $___________________. The estimated initial legal, design, and merchandising set up fees may be adjusted upwards or downwards based on actual costs incurred by Franchisor.

     4.4.  REIMBURSEMENT OF FRANCHISOR EXPENSES.

     Additionally, at the request of Franchisee, Franchisor may train additional employees of Franchisee upon payment of a reasonable training fee that shall be in addition to the training fee set forth in Section 4.2 above. After commencement and during the term of this Agreement, Franchisee shall reimburse Franchisor for all legal fees incurred in connection with any consent, request, amendment or other action requested of Franchisor by Franchisee.

     4.5.  MONTHLY ROYALTY FEE.

     In addition to the Initial Franchise Fee set forth in Section 4.1 hereof, Franchisee in the case of a ground up construction site, agrees to pay Franchisor a continuing monthly royalty fee during the term of this Agreement in an amount equal to:

           (a) 4.0% of Franchisee's Non-fuel Gross Sales (as defined in Section 4.6);

           (b) 2.0% of Franchisee's branded or unbranded Quick Service Restaurant Sales located in the main building and operated by Franchisee or an affiliate of Franchisee;

           (c) If the Franchised Business is a "Petro:2", 2.0% of Franchisee's non-Franchisor branded Full Service Restaurant Sales if operated by Franchisee or an affiliate of Franchisee;

           (d) $.003 per gallon of Fuel Sales.

     If Franchisee is building a ground-up facility and is in compliance with all Franchisor's requirements and standards, including, but not limited to, required training, proper operating procedures, and grand opening requirements as described in Section 12.1, Franchisor shall rebate the monthly royalty fees for the first ninety (90) days of operation of the Franchised Location.

     In the case of an existing operation converting to the Franchised System the base year sales (defined as the average sales for the twelve (12) months prior to this Agreement) on which the royalties described in 4.4(a) and (b) will be calculated are:

     1st year                  50% of base year sales excluded from royalties
     2nd year                  35% of base year sales excluded from royalties
     3rd year                  15% of base year sales excluded from royalties
     4th year and thereafter   0%  of base year sales excluded from royalties

     At the conclusion of the third year, the royalty fee shall be payable as set forth in Section 4.5 (a) through (d) on all sales.

     The royalty fee shall be paid on or before the twenty-fifth (25th) day of each month and shall be based on Non-fuel Gross Sales and Fuel Sales (hereinafter defined) during the preceding calendar month. Along with said payment, Franchisee shall furnish Franchisor with written reports signed by Franchisee, on forms provided by Franchisor for this purpose, stating Non-fuel Gross Sales and total gallons of Fuel Sales for such preceding calendar month and showing the calculation of the monthly royalty fee due for such month.

     "Quick Service Restaurant Sales" shall mean the sales derived from quick service restaurant concepts or branded or unbranded fast food operations operated by Franchisee or an affiliate of Franchisee and located in the main building on the Franchised Location as approved by Franchisor.

     4.6.  DETERMINATION OF "NON-FUEL GROSS SALES" AND "FUEL SALES."

     (a) The term "Non-fuel Gross Sales" as used in this Agreement shall mean all non-fuel revenues received by Franchisee, directly or indirectly, from the Franchised Business and any other business conducted or located on the Franchised Location, other than branded fast food facilities located outside the main building or truck wash facilities, but including any business which may be franchised or licensed by an entity other than the Franchisor, whether such revenues be evidenced by check, cash, credit, charge account or otherwise, and shall include, but not be limited to, (i) the amounts received from the sale of goods, wares, merchandise (including sales of food and beverages) and tangible property of every kind and nature, promotional and otherwise, and (ii) for any services performed by Franchisee or affiliated companies, partnerships or the other entities, including the operation of weighing scales and rental income. However, the term Non-fuel Gross Sales shall not include revenues received from the following:

           -    tobacco products,
           -    lottery commissions,
           -    vending of food products,
           - redemption machines (e.g., ticket redemption and/or monetary award gaming devices),
           -    phone commissions,
           -    copier, facsimile and automated teller machine charges,
           -    money order fees, and
           -    check cashing fees.

     Each charge or sale upon credit shall be treated as a sale for the full price in the calendar month during which such charge or sale shall be made, irrespective of the time when Franchisee shall receive payment (whether full or partial) therefor. Non-fuel Gross Sales shall not include (i) the amount of any sales tax, excise tax or inspection fees imposed by any Federal, state, municipal or other governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price as absorbed therein and is actually paid by Franchisee to such governmental authority, or (ii) refunds to customers for merchandise, provided that the amount received for such merchandise shall have previously been included in Non-fuel Gross Sales.

     (b) The term "Fuel Sales" shall include gasoline, diesel fuel, and liquid propane gas sales. In determining the gallons or pounds of fuel sales, each charge or sale, whether for cash or on credit, shall be treated as a sale in the calendar month during which such charge or sale shall be made, irrespective of whether, or of the time when, Franchisee shall receive payment therefor.

     4.7.  ADVERTISING AND OTHER FEES.

     In addition to the payment specified in Section 12.1 herein, Franchisee shall also pay to Franchisor, on a monthly basis, a flat fee of One Thousand Seven Hundred Fifty Dollars ($1,750) for a Type One "Petro Stopping Center" Facility or Nine Hundred Dollars ($900) for a Type Two "Petro:2"

Facility for use for marketing and advertising, which may be adjusted annually at a rate of 5% compounded on the then current flat fee amount. The collection rate for this fee shall not exceed one-quarter of one percent (.25%) of all Non-Fuel Gross Sales and Fuel Sales of the Franchised Business for the preceding calendar month. The collection rate may be adjusted annually. Subject to the foregoing limitations, Franchisor may vary the required payment by written notice to Franchisee from time to time. Additionally, Franchisor shall provide Franchisee with an annual accounting by the end of the first quarter of the following year for all such advertising expenditures and collections. The monthly advertising fee is nonrefundable.

     4.8.  TIME FOR MAKING PAYMENTS.

     All monthly payments required by this Section 4 shall be due to Franchisor by the twenty-fifth (25th) day of each month for the preceding calendar month and shall be submitted to Franchisor together with any statement(s) required under Sections 4.5 and 11.2 of this Agreement. Any payment or report not actually received by Franchisor on or before one (1) day after it is due shall be deemed overdue if not postmarked at least five (5) days prior to the day it was due. If any payment is overdue, Franchisee shall pay to Franchisor, in addition to the overdue amount, interest on such amount from the date it was due until paid, at the maximum rate permitted by law. Entitlement to such interest shall be in addition to any other remedies Franchisor may have.

     4.9.  FRANCHISOR'S RIGHT OF SET OFF.

     In the event Franchisee fails to pay promptly any amount due Franchisor under the terms of this Agreement, Franchisor shall have the right of set off as described in Section 22.11 herein.


                              SECTION 5. TRAINING

     5.1.  TRAINING PROGRAMS.

     Franchisor will make available to Franchisee the Franchisor's training programs concerning the operation of Franchised Businesses. The training programs shall be conducted at such time and such place as Franchisor shall determine. Franchisee, its key managers and additional personnel, if any, designated by Franchisor, shall be required to attend and complete to Franchisor's satisfaction all initial and mandatory additional training programs and shall attend such training programs within thirty (30) days after Franchisor gives Franchisee notice of this requirement. Certain mandatory additional training programs, for which Franchisor may charge a fee, may be required by Franchisor for Franchisee and any of Franchisee's personnel as a result of conditions observed by Franchisor in connection with inspections of the Franchised Business or otherwise. Franchisor shall provide and pay only for training instructors, training facilities and training materials. All other expenses incurred in such training, including, without limitation, the cost of travel, room, board and wages and salaries, shall be borne by Franchisee.

     5.2.  COMPLETION OF MANAGER TRAINING.

     Franchisee, or a manager designated by Franchisee and approved by Franchisor (whose approval shall not be unreasonably withheld), must successfully complete the travel center training program to Franchisor's reasonable satisfaction prior to the opening of the Franchised Business. Additionally, before and after the opening of the Franchised Business, each manager from a profit center of the Franchised Business, including but not limited to, the Diesel Fuel Island, the Iron Skillet, the Travel Store, the Convenience Store, if applicable, and Petro:Lube profit centers, must successfully complete the applicable profit center training program. If, during any training program, Franchisor determines that a travel center manager or profit center manager selected by Franchisee is not suitable as a travel center manager or profit center manager under the Franchise System, or he does not successfully complete the training program, Franchisor shall have the right and option to require Franchisee to select another manager. Franchisor shall train such other manager without payment of any additional training fee by Franchisee.


                        SECTION 6. OPERATING ASSISTANCE

     6.1.  ADVISORY ASSISTANCE.

     Franchisor shall provide Franchisee with continuing advisory assistance in the operation of the Franchised Business. Franchisor shall from time to time offer Franchisee materials and bulletins on sales, marketing developments and operating techniques.

     6.2.  CONFIDENTIAL OPERATING MANUAL.

     Franchisor shall loan to Franchisee one (1) copy of the Operating Manual, which may be several volumes, for each of Franchisee's Franchised Locations, as more fully described in Section 10 of this Agreement, the contents of which may be amended by Franchisor from time to time.

     6.3.  DIRECTORY OF TRAVEL CENTER FACILITIES.

     Franchisor shall include Franchisee's name and location in any appropriate national or regional directory which lists travel centers operating under the trade names and marks "Petro Stopping Center," "Petro:2" or such other mark as may be franchised hereunder and which may hereafter be published by Franchisor.

     6.4.  INSPECTIONS.

     Franchisor shall continue its efforts to maintain the image, quality and service associated with the Franchise System, and to that end shall conduct, as it deems advisable, inspections of the Franchised Business and the Franchised Location, evaluations of services rendered hereunder, and inspections of equipment and inventory maintained hereunder by Franchisee.

     6.5.  NO LIABILITY OF FRANCHISOR.

     Franchisor shall not, by virtue of or because of any approvals, advice or services provided to Franchisee, assume responsibility or liability to Franchisee or to any third parties.

     6.6.  ADVERTISING PROGRAMS.

     Subject to limitations of applicable law, the extent of which limitations shall be determined by Franchisor, in its sole discretion, Franchisor shall permit Franchisee, to the extent possible, to participate in any special national or regional advertising programs or promotions in which Franchisor and any of its own locations or other franchisees are participating.

     6.7.  FRANCHISOR'S BILLING PROGRAM.

     Franchisor shall offer Franchisee the nonassignable, nonexclusive right to use Franchisor's billing program so long as Franchisor may be offering such program. In the event Franchisee elects to participate in the billing program, Franchisee shall comply with the terms and conditions of such program as set forth in the form of Billing Program Agreement attached hereto as Exhibit D. Franchisor reserves the right at any time and from time to time to amend any term or provision of the billing program agreement, including the percentage charged thereunder, by giving thirty (30) days' written notice to Franchisee. The billing program agreement entered into between Franchisor and Franchisee may be terminated by Franchisor or Franchisee upon thirty (30) days' prior written notice to the other party. Upon termination of the billing program agreement, Franchisee shall return any and all equipment, documents and other supplies related to or utilized in connection with the billing program.

     6.8.  SPECIAL PROMOTIONAL PRODUCTS AND SERVICES.

     Franchisor may from time to time offer certain special promotional products and services, in addition to the services enumerated herein, which are not part of the Franchise System, to some or all of the Franchisees upon such price, terms and conditions as Franchisor may determine. Franchisor is not obligated to offer any such special promotional products or services as part of the Franchise System and any such products and/or programs shall be offered subject to limitations of applicable law, the extent of which limitations shall be determined by Franchisor, in its sole discretion. Franchisee is not required to purchase any such special promotional products or services from or through Franchisor.

     6.9.  ASSISTANCE IN ESTABLISHING FRANCHISEE'S BUSINESS.

     Franchisor shall assist Franchisee in establishing Franchisee's business by providing the following:

           (a) Franchisor's business start-up and site selection guidance regarding selection of a suitable location and evaluation of locations, if any, proposed by Franchisee;

           (b) Franchisor's standard design specifications and architectural Plans and Specifications and guidance regarding design and layout of Franchisee's Franchised Location, as provided in Section 3.1;

           (c) guidance regarding selection of equipment, furnishings, supplies, and merchandising of the Travel Store;

           (d) guidance regarding Franchisee's recruitment, selection and training of employees; and

           (e) initial supplies of reports, orders, requisitions and such other standard forms as may be used within Franchisor's Franchise System and a copy of Franchisor's Operating Manual, which shall be updated from time to time and which shall at all times remain the sole and exclusive property of Franchisor, as set forth more fully in Section 10 herein;

provided, however, that with respect to any assistance provided by Franchisor, Franchisee hereby acknowledges and agrees that neither Franchisor's approval of a site for the Franchised Business nor Franchisor's assistance in any of the matters or respects listed in this Section 6.9, Section 6.10 below, or in any other section of this Agreement or any agreement to which Franchisee and Franchisor are parties, shall in any way constitute an assurance, representation or warranty of any kind, expressed or implied, as to the suitability of the site for a travel center or for any other purpose or the success or failure, or any level thereof, to be anticipated at any location or the suitability of any Plans and Specifications with respect to a particular location or of the suitability of any other matter as to which assistance is provided and Franchisee acknowledges that there can be no assurance of any level of success at any location or of any such suitability. Franchisee further acknowledges (a) that the application of criteria that have been effective with respect to other sites may not be predictive of the potential for the Franchised Business; and (b) that, subsequent to Franchisor's approval of the site, demographic and/or economic factors, such as competition from other similar businesses, included in or excluded from Franchisor's criteria could change, thereby altering the potential of the site. Such factors are unpredictable and are beyond Franchisor's control, and Franchisor shall not be responsible for the failure of the site to meet Franchisee's expectations as to revenue or operational performance. Franchisee further acknowledges and agrees that its acceptance of a franchise for the operation of the travel center at the site is based on its own independent financial projections and investigation of the suitability of the site, the final decision to operate a Franchised Business at a particular site being the ultimate responsibility of Franchisee.

     6.10 ASSISTANCE DURING TERM OF FRANCHISE AGREEMENT.

     During the term of this Agreement, Franchisor shall provide to Franchisee, in support of Franchisee's operations, the following:

          (a) Assistance to Franchisee at the Franchised Location for one (1) week during Franchisee's opening of business with the implementation of the Franchise System;

          (b) Purchasing lists showing all products, supplies and services available to Franchisee from Franchisor or suppliers;

          (c) Counseling and guidance in connection with merchandising, advertising and promotional programs;

          (d) Advice and guidance concerning operating problems, new techniques or operating methods disclosed by reports submitted to or inspections made by Franchisor;

          (e) Such other assistance, including on site assistance and recommendations for improving Franchisee's operations, as Franchisor, in its sole discretion, may deem to be necessary.

     6.11. COMMITTEES.

     Franchisor has or will establish committees with Franchisee input and participation thereon, which are advisory in nature to share best business practices and to validate marketing concepts. Franchisee's participation in such committees shall be at Franchisee's sole cost.


                 SECTION 7. ADDITIONAL OBLIGATIONS OF FRANCHISEE

     7.1.  COMPLIANCE WITH FRANCHISE SYSTEM.

     Franchisee understands and acknowledges the importance of maintaining the excellent reputation in the industry of Franchisor, the Proprietary Marks and the Franchise System, and recognizes the need to, and hereby agrees to, comply with every detail of the Franchise System, and Franchisee acknowledges and agrees that such compliance is important to Franchisee, Franchisor and other franchisees in order to develop and maintain high and uniform operating standards and to protect Franchisor's reputation and goodwill. It is understood and agreed that Franchisor may from time to time revise, modify or change the Franchise System or any part of the Franchise System in order to maintain the reputation of the Franchise System, the reputation of Franchisor and its franchisees, and to comply with changes that may take place in the industry.

     Franchisor reserves the right, from time to time, by adoption or amendment of system standards to add, amend, modify, delete or enhance any portion of the Franchise System (including any of the Proprietary Marks and system or operating standards) as may be necessary in Franchisor's sole judgment to change, maintain or enhance the Proprietary Marks or the reputation, efficiency, competitiveness and/or quality of the Franchise System, or to adapt it to new conditions, materials or technology, or to better serve the public. Franchisee will, at its expense, fully comply with all such additions or modifications designated by Franchisor.

     7.2.  SALES AND ADVERTISING ACTIVITIES.

     All sales and advertising activities of Franchisee in connection with this Franchise shall conform to the standards, methods and procedures prescribed from time to time by Franchisor in writing. Franchisee shall maintain a sufficient supply of, and use at all times in its operation hereunder, only such promotional, sales and marketing supplies and materials as conform with Franchisor's image, standards and such specifications as Franchisor may prescribe from time to time. Franchisee shall obtain prior written approval from Franchisor for any advertising materials utilizing Franchisor's marks, or promoting the Franchised Location or component thereof. All permanent (more than 30 days) internal and external signs and billboards used in connection with the Franchised Location, including messages, graphics, and placement, must have Franchisor's prior written approval.

     7.3.  HOURS OF OPERATION.

     Franchisee agrees to keep the Franchised Business open and in normal operation twenty-four (24) hours a day every day of the year.

     7.4.  STANDARDS, TECHNIQUES AND PROCEDURES; PREVENTION OF CERTAIN ACTS.

     Franchisee shall maintain and operate the Franchised Business as a full facility travel center in conformity with such standards, techniques and procedures as Franchisor may from time to time prescribe in writing. To this end, Franchisee agrees to prevent the occurrence of acts on the Franchised Location which Franchisor deems are inconsistent with the image associated with the Franchise System, including, but not limited to, the following:

           (a) the sale or display of literature, magazines, books, pictorials, devices, video tapes or similar items that are, in Franchisor's sole opinion, pornographic and/or immoral in content, use or intent;

           (b) except as otherwise provided in the Operating Manual, the sale, on the Franchised Location or adjoining properties owned in part or controlled by Franchisee, of alcoholic beverages, notwithstanding the fact that Franchisee may possess a valid license to sell such beverages;

           (c) the sale, on the Franchised Location or adjoining properties owned in part or controlled by Franchisee, of illegal substances;

           (d) the solicitation or occurrence of acts of prostitution;

           (e) acts of gambling, or the operation of games of chance or devices for gambling purposes on or about the Franchised Location, except as permitted by state law and then only with the express written consent of Franchisor;

           (f) false, deceptive or misleading advertising practices;

           (g) rendering inaccurate service bills or knowingly permitting bill padding or any other similar practice to occur; and

           (h) engaging, assisting, aiding or abetting in any act which constitutes a violation of law which is a felony under the laws of the State of Texas, the laws of the state in which the Franchised Location is located, or any other laws applicable to Franchisee, or is a violation of the laws of the United States.

     7.5.  EQUIPMENT, SUPPLIES AND PRODUCTS.

     Except as otherwise provided in the last sentence of this paragraph, Franchisee may obtain equipment, supplies and other products and materials required for or used in the operation of the Franchised Business, including such other items as may be designated by Franchisor in the Operating Manual, from any suppliers approved by Franchisor. However, such suppliers must have the ability to meet Franchisor's reasonable standards and specifications for such items. In choosing suppliers, Franchisee should take into account the supplier's quality controls and capacity to supply Franchisee's needs promptly and reliably. Franchisee agrees to enter into a PMPA Motor Fuels Franchise Agreement contemporaneously with this Agreement pursuant to which Franchisee will be required to purchase its branded diesel fuel and diesel fuel additives from Franchisor pursuant to the terms and conditions of that Agreement. If the PMPA Motor Fuels Franchise Agreement also requires the purchase of Mobil branded gasoline, Franchisee shall purchase its gasoline from Franchisor pursuant to the terms and conditions of that Agreement.

     Franchisee shall be required to purchase and use electronic cash register and computer systems, including hardware and software, in the operation of the Franchised Business. The required software for the "Petro:Lube" is Petro:Lube POS/Inventory ("Petro:Lube POS") which is written and maintained by the Franchisor. The Fuel Island Reconciliation System for Trendar ("FIRST") is also written and maintained by the Franchisor.

     Franchisee will be obligated to provide and support the Franchisor's account customer interfaces. The formats, frequency and compatibility of these interfaces is specific and mandatory and Franchisee must stay within the specifications of ticket level interfaces.

     FIRST and Petro:Lube POS/Inventory systems software are the proprietary property of Franchisor. Franchisor may, in its sole discretion, charge fees for upgrades and updates to such software at fees determined by Franchisor. Franchisor has no obligation to provide ongoing maintenance, repair, upgrades or updates. Franchisee is required to upgrade and update this software during the term of the franchise and there are no limitations on the frequency and costs of this obligation. If Franchisee fails to install such upgrades or updates and needs assistance on an older version of the software or if Franchisee requires any modifications to the Franchisor's proprietary software, Franchisor is not obligated to provide same but, in the event such services are provided, will charge Franchisee for such services at a rate determined from time to time by Franchisor. There are no limitations on Franchisor's right to access the information and data generated by such software systems. In the event that the Franchisor's requirements for standard software change, on- going maintenance, if provided by Franchisor, and Franchisor has no obligation to provide such maintenance, on non-standard software will be provided at the rates determined by Franchisor from time to time.

     The recommended hardware configurations which the Franchisor requires, as specified in the Confidential Operating Manual or otherwise by Franchisor may change at any time and Franchisee will be required, at the expense of Franchisee, to upgrade and update existing hardware and software systems to Franchisor's standards at any time requested by Franchisor.

     The hardware configurations for the FIRST and "Petro:Lube" systems are provided as a minimum requirement. Franchisor staff may assist in the setup and support of certain equipment purchased by Franchisee based on configuration standards set by Franchisor and may charge Franchisee a fee for such services. Specific software is approved to run in conjunction with the supplied software. Systems that are not setup and maintained within these specifications may be supported by the Franchisor but the Franchisee will be required to pay for such services at a rate set from time to time by Franchisor.

     In addition to computer and cash register hardware and software Franchisee will be required and Franchisee's expense, to upgrade, update, including replacing such equipment if required, any and all equipment and systems associated with the Franchised Business at any time required by Franchisor.

     7.6.  MINIMUM INVENTORY AMOUNT.

     Franchisee agrees to maintain a minimum representative inventory of the brand, type, quality and quantity of such approved products and items as Franchisor may specify from time to time in writing. The required inventory of diesel fuel and the use of diesel fuel additives shall be governed by the terms and conditions of the PMPA Motor Fuels Franchise Agreement entered into by Franchisor and Franchisee contemporaneously with this Agreement. If the PMPA Motor Fuels Franchise Agreement also requires the purchase of gasoline, the brand type, quality and quantity of gasoline shall be governed by the terms and conditions of the PMPA Fuel Motor Fuels Franchise Agreement.

     7.7.  INSPECTIONS BY FRANCHISOR.

     Franchisee shall permit Franchisor and its agents to enter the Franchised Location and the Franchised Business, at any reasonable time and as often as Franchisor may elect, for the purpose of conducting inspections relating to any and all aspects of compliance with the Franchise Agreement, including
inspections of all of Franchisee's books and records.   Franchisee shall permit
Franchisor to conduct or observe any physical count of Franchisee's inventory. Franchisee shall cooperate fully with Franchisor's representatives in such inspections and/or physical inventory counts by rendering such assistance as they may reasonably request; and, upon notice from Franchisor or its agents, and without limiting Franchisor's other rights under this Agreement, shall immediately take such steps as may be necessary to correct any deficiencies detected during such inspections and physical inventory counts, including completing any and all training and/or improvements, repairs or renovations as may be required.

     7.8.  FRANCHISEE'S EMPLOYEES.

     Franchisee agrees that its employees, while working at the Franchised Business, will wear uniforms of such color, design and other specifications as Franchisor may designate in writing. Franchisee's employees will present a neat and clean appearance at all times and will render competent and courteous service to customers of the Franchised Business. Franchisee further agrees to train its employees to meet Franchisor's performance standards included in the job description for each employee as specified by Franchisor in writing, and shall require its employees on a timely basis to view and review educational material which sets forth Franchisor's performance standards for the job description of the employee. The manager selected by Franchisee shall be selected solely by Franchisee. Franchisee shall permit Franchisor to interview Franchisee's employees and customers at any reasonable time and place.

     7.9.  MANAGEMENT BY FRANCHISEE.

     Except and only to the extent agreed upon in writing by Franchisor, Franchisee agrees that the entire operation of the Franchised Business and all aspects thereof shall be under the direct management of Franchisee. Franchisee shall not subcontract the operation of its Restaurant, fuel islands or any part or equipment incident thereto without the prior written consent of Franchisor.

     7.10. PHOTOGRAPHS BY FRANCHISOR.

     Franchisee agrees during the term of this Agreement to permit Franchisor to photograph and videotape and publish photographs and videotapes of the Franchised Business and to identify the Franchised Location and name of the Franchised Business for any purpose deemed appropriate by Franchisor, and Franchisor's use of such photographs and videotapes shall be without any charge to Franchisor.

     7.11. PROMOTION BY FRANCHISEE OF ALL TRAVEL CENTER FACILITIES.

     Franchisee agrees to actively promote and encourage the patronage by the traveling public, particularly commercial motor carriers, of all travel centers of Franchisor and its franchisees. Franchisee further agrees to maintain and advance the Proprietary Marks, Franchise System and travel center network of Franchisor in accordance with the highest of industry standards, as determined by Franchisor.

     7.12. MENU AND SERVICE.

     Franchisee agrees to serve menu items specified by Franchisor for the "Iron Skillet" or "Petro Filling Station You'll Never Leave Hungry" Restaurants, to follow all specifications and formula of Franchisor as to contents and weight of unit products served, and to sell no other food or drink item or any other merchandise of any kind without the prior written approval of Franchisor. Franchisee must obtain the prior written approval of Franchisor for any changes by Franchisee to the menu, with the exception of regional food offerings. Franchisee agrees that all food and drink items will be served in containers which either bear accurate reproductions of Franchisor's service marks and trademarks or which are completely free of any distinguishable service marks, trademarks or logos. Such imprinted items shall be purchased by Franchisee through Franchisor or through a supplier or manufacturer approved in writing by Franchisor. Franchisor agrees to assist Franchisee in establishing approved sources of supply of meat, bakery and other food items and properly imprinted containers. Franchisee agrees that it will operate its Restaurant in accordance with the standards, specifications and procedures set forth in the Operating Manual. Franchisee agrees further that changes in such standards, specifications and procedures may become necessary from time to time and agrees to accept as reasonable such modifications, revisions and additions to the Operating Manual with respect to the operation of the Restaurant which Franchisor, in the good faith exercise of its judgment, believes to be necessary. Franchisee agrees not to deviate from the standards of cleanliness and sanitation as set and maintained by Franchisor in the operation of its restaurants. In the case of an existing operation converting to the Franchised System, if the full service restaurant is not an "Iron Skillet" Restaurant, Franchisee shall obtain the prior written approval of Franchisor for such restaurant. Such restaurant must meet minimum food specifications as prescribed by Franchisor.

     7.13. REQUIRED INVENTORY AND OTHER ITEMS.

     Franchisee agrees to maintain an inventory of items listed in the Operating Manual with respect to product lines and specific products which will be offered for sale or use by Franchisee in the Franchised Business. The lists of required inventory items in the Operating Manual can and will be modified from time to time by Franchisor. Franchisee will be required to use fuel additives where required by Franchisor, except as may be limited by applicable law, which limitations shall be determined by Franchisor in its sole discretion. Franchisee will be required to maintain an inventory of Mobil branded diesel fuel and diesel fuel additives. The required inventory of diesel fuel and the use of diesel fuel additives shall be governed by the terms and conditions of the PMPA Motor Fuels Franchise Agreement entered into by Franchisor and Franchisee contemporaneously with this Agreement. If the PMPA Motor Fuels Franchise Agreement also requires the purchase of gasoline, the brand type, quality and quantity of gasoline shall be governed by the terms and conditions of the PMPA Fuel Motor Fuels Franchise Agreement.

     7.14. COMPLIANCE WITH LAWS.

     Franchisee agrees to comply fully with all present and future Federal, state or local laws, rules, regulations or orders, including, but not limited to, all rules and regulations of the Environmental Protection Agency or any similar state agency, which relate either directly or indirectly to the operation of the Franchised Business.

     7.15. NOTICE TO SUPPLIERS OF FRANCHISOR'S NON-LIABILITY.

     Franchisee agrees to notify all of its suppliers that Franchisor does not own the Franchised Location or the Franchised Business and that Franchisor is not liable for any of Franchisee's debts.

     7.16. NO CHANGES WITHOUT FRANCHISOR'S CONSENT.

     Franchisee agrees that it shall not, without the prior written approval of Franchisor, undertake any material change in the physical or operating emphasis of the Franchised Business which would (1) reduce the size or capability of the Franchised Business to supply services below the size and capability standard in existence on the date this Agreement is executed, (2) change the marketing emphasis of the Franchised Business, or (3) increase the liability exposure of the facility unless Franchisee agrees in advance to increase insurance coverage to the level which, in Franchisor's opinion, is necessary to cover said increased exposure.

     7.17. OPINION OF FRANCHISEE'S COUNSEL.

     Franchisee shall furnish to Franchisor, prior to or contemporaneously with the execution of this Agreement, an opinion of Franchisee's counsel, satisfactory in form and substance to Franchisor and its counsel, dated as of the date of execution of this Agreement. Such opinion shall be, in each case to the extent applicable, to the effect that (1) Franchisee is a corporation, partnership or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, is qualified and in good standing in every other state in which the nature of its business requires qualification, and has all necessary corporate power, or power granted under a partnership agreement or applicable law, and authority to execute, deliver and perform the Franchise Agreement and to carry on the Franchised Business and to own the properties incident thereto;
(2) the execution and delivery of this Agreement and the carrying on of the Franchised Business will not result in or constitute (A) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the articles of incorporation or bylaws, partnership agreement or certificate, or other organizational document, of Franchisee or any subsidiary or related entity of Franchisee, or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Franchisee or any of its subsidiaries or related entities is a party or by which any of them or the property of any of them is bound, (B) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Franchisee or any of its subsidiaries or related entities, or (C) the creation or imposition of any lien, charge or encumbrance on any of the properties of Franchisee or any of its subsidiaries or related entities; (3) Franchisee has the right, power, legal capacity and authority to execute, deliver and perform its obligations under this Agreement, and no approvals or consents of any other persons, firms, corporations or governmental entities are necessary in connection therewith; (4) this Agreement has been duly and validly authorized and, when executed and delivered by Franchisee, will be valid and binding on Franchisee and enforceable in accordance with its terms, except as limited by applicable bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;
(5) Franchisee is the fee simple owner of the real property on which the Franchised Business is to be conducted, or, if Franchisee is not the fee simple owner of such real estate, the title or interest Franchisee holds shall be fully described in detail, along with such counsel's opinion that the execution of the Franchise Agreement and the carrying on of the Franchised Business will not be a violation or a default under the terms of the interest held by Franchisee to said real estate; (6) attached to such opinion is a list of all liens, mortgages and encumbrances of whatever nature on the aforementioned real property, receivables and the personal property of Franchisee known to such counsel; (7) to the best of such counsel's knowledge, all local building, zoning and health regulations have been and are currently being complied with and that the execution of this Agreement and the carrying on of the Franchised Business will not violate same; and (8) there are currently no pending or threatened lawsuits or other legal proceedings, administrative actions by any governmental body or outstanding judgments against Franchisee known to such counsel.

     7.18. TIME DEVOTED BY FRANCHISEE TO BUSINESS.

     Franchisee covenants that during the term of this Agreement, except as otherwise expressly approved in writing by Franchisor, Franchisee shall (and shall require its designated managers to) devote full time, energy and best efforts to the management and operation of the Franchised Business; provided, however, that if Franchisee is a corporation, either an officer or a majority shareholder shall devote fifty percent (50%) of his or her time and best efforts to the management and operation of the Franchised Business, and Franchisee shall require its designated manager to devote full time, energy and best efforts to the management and operation of the Franchised Business. Unless otherwise specified, the term "Franchisee" as used in this Section 7.18 shall include, collectively and individually, all officers, directors and holders, directly or indirectly (and any officers or directors of any such holder), of any beneficial interest in Franchisee.

     7.19. NO OTHER BUSINESS.

     Franchisee shall not, nor shall Franchisee allow any company controlling, controlled by or under common control with Franchisee or otherwise affiliated with Franchisee (an "Affiliate") to, without the prior written consent of Franchisor, which consent shall be given or withheld at Franchisor's sole discretion, directly or indirectly, construct facilities, operate any business, provide any service or conduct any activities on or within the Franchised Location. Franchisee will not, and will not allow any Affiliate of Franchisee to, directly or indirectly, construct facilities, operate any business, provide any service or conduct any activities on or within the adjacent property to the Franchised Location ("Adjacent Property Businesses") unless Franchisee has obtained Franchisor's prior written consent therefor, which consent shall be given or withheld at Franchisor's sole discretion, and unless such facilities and/or services do not compete with or detract from the Franchised Business. In any event, Franchisee must construct and maintain any such Adjacent Property Businesses in accordance with the architectural standards set forth under this Agreement for construction of Franchisee's travel center and the maintenance standards thereunder and any such Adjacent Property Businesses shall maintain the same quality, standards and insurance and be subject to the same prohibitions regarding prohibited activities, as required for the Franchised Business pursuant to this Agreement and Franchisee shall indemnify Franchisor for all matters arising in connection with such Adjacent Property Businesses to the same extent as required by this agreement for activities conducted on the Franchised Location.

     7.20. STANDARDS OF OPERATION.

     The foundation of the Franchise System, and the essence of the Franchise granted herein, is the adherence by Franchisee to, and Franchisee hereby agrees to adhere to, standards and policies of Franchisor providing for the uniform operation of Franchised Businesses within the Franchise System, including, but not limited to, offering only those products and services which are specified by Franchisor, utilizing only prescribed or approved equipment, building and site layouts and designs, maintaining the Franchised Business and the Franchised Location within the standards, guidelines and specifications of Franchisor, emphasizing prompt and courteous service in a clean and wholesome atmosphere, strictly adhering to Franchisor's operating policies, and utilizing Franchisor's quality control program to maintain Franchisor's standards of quality. Franchisee further agrees to participate in customer service measurement programs as designated by Franchisor, for which there may be an additional fee.

     7.21. SERVICES OFFERED.

     Franchisee shall offer all products and services which Franchisor may uniformly require of all Franchised Businesses. With respect to new products or services which may be required during the term of the Franchise Agreement, Franchisee shall, at its expense, offer such products and services within six
(6) months after seventy-five percent (75%) of the Franchisor-operated travel center facilities offer such products and services. Franchisee shall purchase said products in accordance with the provisions of Section 7.5 of this Franchise Agreement. Franchisee shall perform all services in strict conformity with Franchisor's standards and specifications, and, in addition, Franchisee shall comply with all applicable laws and regulations relating to such services. Franchisee shall not offer any product or service to which Franchisor has not given prior written consent or which is prohibited by law or applicable regulation.

     7.22. COMPLIANCE WITH FEDERAL, STATE AND LOCAL LAWS.

     Franchisee shall comply with all Federal, state and local health, building, zoning, environmental and other laws applicable to the construction and operation of its Franchised Business, and shall make prompt and timely payments of all taxes related to or arising from Franchisee's operation of the Franchise and the Franchised Business. Franchisee shall keep in force and effect all local, state and national licenses which may be required for the lawful operations of its Franchise.

     7.23. FRANCHISE OPERATED INDEPENDENTLY.

     Franchisee shall conspicuously post at its Franchised Business a sign provided by Franchisor and placed as designated by Franchisor to the effect that the business is a Franchised Business operated independently of Franchisor.

     7.24. LONG DISTANCE TELEPHONE SERVICES.

     Franchisor shall provide Franchisee recommendations on telephone and other communications equipment to be installed and the providers of long distance telephone services for the Franchised Location.

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                         SECTION 8. PROPRIETARY MARKS

     8.1.  FRANCHISOR'S REPRESENTATIONS.

     Franchisor represents with respect to the Proprietary Marks that:

           (a) Franchisor is the owner of all right, title and interest in and to the Proprietary Marks; and

           (b) Franchisor has taken and will take all steps necessary and advisable, in Franchisor's sole discretion, to preserve and protect the ownership and validity of such Proprietary Marks.

     8.2. RESTRICTIONS ON AND CONDITIONS OF FRANCHISEE'S USE OF FRANCHISOR'S PROPRIETARY MARKS.

     With respect to Franchisee's use of the Proprietary Marks franchised pursuant to this Agreement, Franchisee agrees that:

           (a) Exhibit E hereto lists those Proprietary Marks of Franchisor used by Franchisor in connection with its travel center and preventive maintenance businesses. Exhibit E-1 hereto lists those Proprietary Marks which Franchisee is hereby licensed to use. Franchisee shall use only the Proprietary Marks listed by Franchisor in Exhibit E-1 and/or provided to Franchisee by Franchisor in the form of a written document expressly designating certain additional Proprietary Marks as available for use by Franchisee. Franchisee shall use all such Proprietary Marks only in the manner authorized and permitted, in writing, by Franchisor and Franchisor specifically prohibits the use of the Marks by Franchisee in connection with any service or product to be sold or given away unless specifically approved in writing by Franchisor in advance. Each list of additional Proprietary Marks provided by Franchisor to Franchisee shall be deemed a part of Exhibit E-1 and incorporated therein the same as if fully set forth therein. Franchisor reserves the right in its sole discretion to require that Franchisee (i) discontinue or modify use of any Proprietary Mark at any time and substitute for it such mark as shall be designated in writing by Franchisor; and/or (ii) use such additional or different Proprietary Marks as shall be designated in writing by Franchisor. Franchisor shall have no obligation to compensate Franchisee for compliance with this obligation.

           (b) Franchisee shall use the Proprietary Marks only for the operation of the Franchised Business and, unless otherwise agreed upon in writing, only at the Franchised Location or for off-site advertising of Franchisee's Franchised Business.

           (c) During the term of this Agreement and any renewal hereof, Franchisee shall identify himself as the owner of the Franchised Business in conjunction with any use of the Proprietary Marks, including, but not limited to, advertisements, invoices, order forms, receipts and contracts, as well as at such conspicuous locations on the premises of the Franchised Business as Franchisor shall designate in writing. The identification shall be in the form which specifies Franchisee's name, followed by the term "Owner/Operator," or such other identification as shall be approved by Franchisor.

           (d) Franchisee's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, as may be amended from time to time by Franchisor, and any unauthorized use thereof shall constitute an infringement of Franchisor's rights.

           (e) Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor.

           (f) Franchisee shall not use the Proprietary Marks or any portion of the Proprietary Marks as part of its corporate, partnership, joint venture or other legal name.

           (g) Franchisee shall comply with Franchisor's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

     8.3.  FURTHER UNDERSTANDINGS AND UNDERTAKINGS OF FRANCHISEE.

     Franchisee expressly understands and acknowledges that:

           (a) Franchisor is the owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

           (b) The Proprietary Marks are valid and serve to identify the Franchise System and those Franchised Businesses operating under the Franchise System.

           (c) Franchisee shall not, directly or indirectly, contest the validity or the ownership of the Proprietary Marks.

           (d) Franchisee's use of the Proprietary Marks pursuant to this Agreement shall inure solely and exclusively to the benefit of Franchisor and such use shall not give Franchisee any ownership interest or other interest in or to the Proprietary Marks, except the nonexclusive Franchise granted herein.

           (e) Any and all goodwill arising from Franchisee's use of the Proprietary Marks in its Franchised Business under the Franchise System shall inure solely and exclusively to Franchisor's benefit, and upon expiration or termination of this Agreement and the Franchise herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the Franchise System or the Proprietary Marks.

           (f) The right to and franchise of the Proprietary Marks granted hereunder to Franchisee is nonexclusive, and Franchisor thus may:

               (1) Itself use, and grant franchises to others for, the
                   Proprietary Marks, subject only to the provisions of Section 1 of this Agreement; and

               (2) Establish, develop and franchise other systems, different from the Franchise System franchised herein, without offering or providing Franchisee with any rights in, to or under such other systems, subject only to the provisions of Section 1 of this Agreement.

           (g) In the event that Franchisee desires to use the Proprietary Marks in connection with any goods or services for which Franchisor has not federally registered or filed an application to register the Proprietary Marks in the United States, or which are not presently contemplated by the parties, or which are not customarily used in connection with the services to be rendered under the present franchise, Franchisee shall seek written permission from Franchisor to make such use, which permission shall be granted or withheld in Franchisor's sole discretion. If Franchisor agrees to such expanded use of the Proprietary Marks, Franchisor will thereafter seek Federal registration of such Proprietary Marks for such additional goods or services and all such expanded uses of the Proprietary Marks by

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

     Franchisee shall inure to the benefit of Franchisor, and shall come within the provisions of this Agreement.

     8.4.  FRANCHISEE'S ADVERTISING.

     Franchisee agrees to operate in the name of, and to emphasize in the operation of the Franchised Business and in all advertising matter (subject to Franchisor's approval under the terms of Section 12.2 of this Agreement), the Proprietary Marks designated for use by Franchisee in Exhibit E-1 attached hereto, in substantially the same combination, arrangement and manner as displayed and used in other travel centers operated, leased or franchised by Franchisor under the same names and marks in and around the United States, so that Franchisee's business will be readily recognized by the public as part of the "Petro Stopping Center" and "Petro:2" travel center system.

     8.5.  FRANCHISOR'S PROTECTION OF PROPRIETARY MARKS.

     (a) Franchisee shall immediately notify Franchisor of any action instituted by or against Franchisee relating to any alleged infringement of any Proprietary Marks, and shall notify Franchisor of any suspected infringement by third parties of which Franchisee is aware.

     (b) Trademark infringement and unfair competition causes of action arising from or in connection with use by others of names, symbols and/or devices consisting of, or confusingly similar to, the Proprietary Marks may be prosecuted at the sole option of Franchisor. In any such cause of action instituted by Franchisor, Franchisee shall render its fullest cooperation and assistance to Franchisor as may be required.

     (c) Franchisee shall not commence or prosecute any litigation involving any Proprietary Marks, or enter into any settlement agreement with any third party in any way related to any Proprietary Marks, without the prior written approval of Franchisor.

     (d) Provided Franchisee has used the Proprietary Marks in accordance with this Agreement and is not in default of this Agreement, Franchisor will defend Franchisee against any third party claims, suits or demands related to Franchisee's use of the Proprietary Marks.

                     SECTION 9. CONFIDENTIAL INFORMATION

     9.1.  CONFIDENTIAL RELATIONSHIP AND INFORMATION.

     The parties expressly understand and agree that the relationship established between Franchisee and Franchisor by this Agreement is one of confidence and trust and that, as a result, Franchisor will be disclosing and transmitting to Franchisee certain confidential and proprietary information concerning the Franchise System, including, but not limited to, procedures, operations and data used in the Franchise System as well as know-how, practices, methods of promotion, advertising and production, forms, Plans and Specifications, drawings, manuals, films, tapes, computer software, technical information and combinations of information used in the Franchise System which gives Franchisor and Franchisee an opportunity to obtain an advantage over competitors and would-be competitors who do not know such confidential and proprietary information or how to use it. All of such proprietary information is collectively referred to herein as the "Confidential Information."

     9.2.  USE OF CONFIDENTIAL INFORMATION BY FRANCHISEE.

     Franchisee agrees that during and after the term of this Agreement Franchisee will hold secret and confidential, and will not disclose, make known, divulge, communicate to any person

(except to such of its own employees as are required to use the information, and then only under obligation of secrecy binding upon such employees) or physically remove from the Franchised Location, any of the Confidential Information which Franchisee or any of its officers, representatives, agents or employees may acquire from Franchisor under and pursuant to this Agreement. Franchisee agrees to treat and maintain such Confidential Information as Franchisor's private property, to use the information only for the purposes of operation of the Franchised Business and to refrain from disclosing it to others, except to Franchisee's employees as provided in Section 9.3. Information or techniques prepared, compiled or developed by Franchisor, its employees or agents during the term of this Agreement and relating to performance or operation of the Franchise System or the Franchised Business shall be considered as part of Franchisor's Confidential Information.

     9.3.  FRANCHISEE'S EMPLOYEES AND AGENTS.

     Franchisee agrees to restrict the knowledge of Franchisor's Confidential Information to Franchisee's employees or agents who are directly connected with the performance of the work which requires such knowledge, provided that:

           (a) Franchisee shall advise such employees or agents of the confidential nature of such Confidential Information and the requirements for nondisclosure;

           (b) Such employees and agents shall assume the same obligations of secrecy and confidentiality as are imposed on Franchisee under this Agreement, which obligations (to the extent legally permissible) shall be for the benefit of Franchisor as well as Franchisee;

           (c) Such employees and agents shall agree not to use the aforesaid Confidential Information or any part thereof except while in the employ of Franchisee during the term of this Agreement; and

           (d) Each such employee or agent shall execute a written contract of employment or other written undertaking including the matters embraced in
     (b) and (c) of this Section 9.3, which written contract of employment or undertaking shall have been first approved by Franchisor (which approval shall not be unreasonably withheld), and a copy of the executed document shall be furnished to Franchisor.

     However, a single violation by an employee, including an officer who is not a shareholder or other equity owner of Franchisee, of his obligation of secrecy, provided such violation is not a material violation, shall not in and of itself be deemed to be a breach by Franchisee of its obligations under this Section 9.

     9.4.  PERMITTED DISCLOSURE BY FRANCHISEE.

     The provisions of this Agreement shall not prevent Franchisee from disclosing to others or using in any manner information which Franchisee can show (1) has been published and has become a part of the public domain other than by acts or omissions of Franchisee, its employees or agents; or (2) has been furnished or made known to Franchisee by third parties (other than those acting directly or indirectly for or on behalf of Franchisor or a franchisee of Franchisor) as a matter of right and without restriction on disclosure. No information obtained by Franchisee from Franchisor shall be deemed to be in the public domain, or in the prior possession of Franchisee, unless such information is set forth in a printed publication available to the general public and unless Franchisee can prove that it obtained such printed publication as of a particular date, which date shall establish, in the case of Franchisee, its agents or employees and the date the information came into the public domain.

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

     9.5.  EQUITABLE RELIEF.

     The parties hereto recognize and agree that, in the event of breach by Franchisee of this Section 9, money damages would not be an adequate remedy to Franchisor for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by Franchisor therefrom. Accordingly, if there should be a breach or a threatened breach by Franchisee of the provisions of this Section 9, Franchisor shall be entitled to an injunction restraining Franchisee or the person to whom such information is disclosed or threatened to be disclosed, or both such persons, from any such breach, without showing or proving actual damage sustained by Franchisor.

     9.6.  INFORMATION DEVELOPED BY FRANCHISEE.

     Franchisee grants to Franchisor, without royalty, a nonexclusive license to make, have made, use and sell or lease any improvements or modifications effected by Franchisee to the Confidential Information or any other related practices or materials during the term of this Agreement.

     9.7.  ARCHITECTURAL PLANS AND DRAWINGS, ETC.

     Franchisee may employ the architectural plans and drawings, site selection guide, construction guide and business start-up guide belonging to Franchisor and furnished by Franchisor strictly for the development of "Petro Stopping Center" facilities that are owned or franchised by Franchisor. All materials mentioned above and any other such materials furnished by Franchisor to Franchisee for the development of the Franchised Business are the property of Franchisor at all times and will be returned to Franchisor immediately upon demand without retaining any copies thereof. Changes or improvements made to such material will immediately become the property of Franchisor and may not be used by Franchisee without first furnishing Franchisor an exact set of changes, modifications or improvements with all related specifications and securing written permission from Franchisor to use such changes. If Franchisee loses or damages any materials furnished by Franchisor, Franchisee will be charged a reasonable fee for replacement of same.

     9.8.  COMPUTER SOFTWARE.

     Franchisee may employ Franchisor's computer software and programs developed thereunder and other documents and related items belonging to Franchisor and furnished by Franchisor strictly for the use of "Petro Stopping Center" and "Petro:2" facilities that are operated or franchised by Franchisor. All materials mentioned above and any other such materials or related materials furnished by Franchisor to Franchisee for use in the Franchised Business are the property of Franchisor at all times, will be returned to Franchisor immediately upon demand and the Franchisor reserves the right to charge a fee, the amount of which shall be determined in the sole discretion of the Franchisor, for the use of any and all such material whether currently in use, contemplated or hereafter developed. All applicable rights to patents, copyrights, trademarks and trade secrets related to such items shall remain with Franchisor. Changes or improvements made to such material will immediately become the property of Franchisor and may not be used by Franchisee without first furnishing Franchisor an exact set of changes, modifications or improvements with all related specifications and securing written permission from Franchisor to use such changes. If Franchisee loses or damages any materials furnished by Franchisor, Franchisee will be charged a reasonable fee for replacement of same.

     9.9.  FURTHER OBLIGATIONS.

     Franchisor has taken, and will continue to take, all reasonable security measures to protect the confidentiality of all Confidential Information. All employees, franchisees, affiliates and related parties of Franchisor and any other persons who have invented, discovered, designed or otherwise

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

developed the technical information, trade secrets and systems included in the Confidential Information or who otherwise have knowledge of or access to said Confidential Information have been adequately notified that all such Confidential Information is proprietary to Franchisor and is not to be divulged. Franchisor agrees not to disclose the Confidential Information to anyone other than Franchisee, other franchisees, employees, agents and affiliates of Franchisor under the same terms and conditions contained in this Section 9. The parties agree that this information is valuable only as long as it remains secret. Accordingly, parties agree to take all steps reasonably necessary to protect the Confidential Information and to prevent such Confidential Information from entering the public domain or falling into the hands of others not bound by this Agreement. All technical information in documentary form and all copies of it must be returned promptly to Franchisor, without retaining copies thereof, upon termination or expiration of this Agreement. No Confidential Information may be used for any purpose by Franchisee after termination or expiration of this Agreement.


                   SECTION 10. CONFIDENTIAL OPERATING MANUAL

     10.1. OPERATING MANUAL.

     In order to protect the reputation and goodwill of Franchisor and to maintain uniform standards of operation under Franchisor's Proprietary Marks, Franchisee shall conduct its business in accordance with Franchisor's Operating Manual, which Manual may consist of several volumes and related materials, as identified by the Franchisor. Franchisee acknowledges receipt of one copy of the Operating Manual on loan from Franchisor for the term of this Agreement. The Operating Manual shall at all times remain the sole property of Franchisor.

     10.2. INFORMATION CONFIDENTIAL.

     The Operating Manual is part of the Confidential Information referred to in
Section 9. Franchisee shall not at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce the Operating Manual, in whole or in part, nor otherwise make the same available to any unauthorized person or physically remove the Operating Manual from the Franchised Location.

     10.3. REVISIONS AND UPDATING.

     Franchisor may from time to time revise the contents of said Operating Manual and other operational directives referred to herein, and Franchisee expressly agrees to comply promptly with each new or changed standard provision. Franchisee shall at all times insure that its copies of said Operating Manual and other operational directives are kept current and up-to-date. In the event of any disputes as to the contents thereof, the terms of the master copy maintained by Franchisor at Franchisor's home office shall be controlling.


                      SECTION 11. ACCOUNTING AND RECORDS

     11.1 PRESERVATION OF FRANCHISEE'S RECORDS.

     During the term of this Agreement, Franchisee shall maintain and preserve, for at least five (5) years from the dates of their preparation or as required by state or federal laws, full, complete and accurate books, records and accounts in accordance with generally accepted accounting principles and in the form and manner prescribed by Franchisor in the Operating Manual and as may be prescribed by Franchisor from time to time in writing. Such books, records and accounts shall be maintained and preserved and made available to Franchisor after the termination or expiration of this Agreement for so long as Franchisor may reasonably request. Franchisor (including its officers and directors, partners, employees and agents) shall maintain the confidentiality of all records and reports provided to Franchisor by Franchisee.

     11.2. MONTHLY STATEMENTS.

     Franchisee shall submit to Franchisor, no later than the twenty-fifth
(25th) day of each month during the term of this Agreement, a signed statement on the forms prescribed by Franchisor, accurately reflecting all Fuel Sales and Non-fuel Gross Sales at the Franchised Location during the preceding month and such other data or information as Franchisor may require.

     11.3. ANNUAL REPORT BASED UPON AGREED-UPON PROCEDURES.

     Within one hundred twenty (120) days after the end of each calendar year, Franchisee shall submit to Franchisor a report whereby an independent certified public accountant satisfactory to Franchisor has performed the procedures enumerated below with respect to the franchise fees payable as determined under the Franchise Agreement.

          A. Procedures:

              1. Examine the weekly cash and sales reports for the year. These reports should show information on gross sales (including Fuel Sales and Non-fuel Gross Sales), register and meter readings, sales and other taxes, returns and allowances, and other information.

              2. Compare monthly summarizations of these reports with the general ledger and test receipts as shown in the weekly cash and sales reports.

              3. Report on Fuel Sales and Non-fuel Gross Sales, as defined in Section 5.4 herein.

              4. Examine the computation made by Franchisee of franchise fees payable to Franchisor and report on the amount of fees payable in accordance with Section 5.3 herein.

          B. Include a statement of findings on procedures performed by the independent certified public accountant.

Type of Report to be Issued by Franchisee's Certified Public Accountant:
---- -- ------ -- -- ------ -- ------------ --------- ------ ----------

     The report to be issued by the independent certified public accountant will be based upon The American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 35 entitled "Special Reports Applying Agreed-Upon Procedures to Specified Elements, Accounts, or Items of A Financial Statement."

     The scope of the work by the certified public accountant in the engagement is not to be directed toward the expression of an opinion but the performing of certain procedures requested by Franchisor and a statement of the accountants' findings.

     11.4. OTHER INFORMATION.

     Franchisee shall also submit to Franchisor for review or auditing such other forms, reports, records, information and data as Franchisor may reasonably designate, in the form and at the times

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

and places reasonably required by Franchisor, upon request and as specified from time to time by Franchisor in writing.

     11.5. TAX RETURNS.

     Franchisee agrees to furnish to Franchisor upon request a copy of Franchisee's sales tax returns and such portions of Franchisee's Federal and state income tax returns as relate to the operations of the Franchised Business, within thirty (30) days after Franchisor's request for such tax returns.

     11.6. FRANCHISOR'S RIGHT OF INSPECTION.

     Franchisee shall keep and maintain, for at least five (5) years from the date the subject material was created or as required by state and federal laws, all books, records and tax returns relating to the Franchised Business at the Franchised Location or at the principal office of Franchisee. Franchisor or its designated agents shall have the right at all reasonable times to examine, and to copy at its expense, and Franchisee shall make available, at the Franchised Location or at the principal office of Franchisee, all books, records and tax returns of Franchisee relating to the Franchised Business.

     11.7. AUDIT BY FRANCHISOR.

     Franchisor shall at any time or times be entitled to an audit of the previous five years from the then current year of Franchisee's Fuel Sales and Non-fuel Gross Sales (as defined in Section 4.5) to be conducted by Franchisor, its employees, representatives or agents. Such audit shall be limited to the determination of Non-fuel Gross Sales and Fuel Sales and shall be conducted during normal business hours either at the Franchised Location or at the principal place of business of Franchisee. Franchisee agrees to supply Franchisor or its designated agent with all information, data and records reasonably necessary to complete said audit. If it is determined as a result of such audit that there has been a deficiency in the payments made to Franchisor, then such deficiency shall become immediately due and payable with interest at the maximum legal rate from the date when such payment should have been made.
In addition, if any of Franchisee's reports shall be found to have understated either Non-fuel Gross Sales or Fuel Sales by more than two percent (2%), then, in addition to any royalties due Franchisor, Franchisee shall pay all of Franchisor's reasonable costs and expenses connected with said audit. If it is determined as a result of such audit that there has been an overpayment, then Franchisee shall be entitled to a refund for such overpayment, and Franchisor shall credit such refund against Franchisee's next-succeeding royalty payment or payments. If such audit discloses that any of Franchisee's reports have understated either Non-fuel Gross Sales or Fuel Sales by more than three percent (3%), Franchisor may, in addition to any other remedies, terminate this Agreement pursuant to Section 15.3 within thirty (30) days following discovery of such understatement. Any information gained from such audit shall be kept confidential by Franchisor and shall not be disclosed, except to carry out the purpose hereof or, if necessary, for purposes of litigation or arbitration. Franchisee shall also be required to pay all of Franchisor's reasonable costs and expenses connected with an audit if Franchisee shall fail to furnish to Franchisor on a timely basis any information, statements, reports or returns required to be furnished to Franchisor by this Section 11 of the Agreement.

     11.8. DEFINITION OF "RECORDS."

     The term "records," as used in this Section 11, shall include, but shall not be limited to, cash register recordings, fuel dispenser meter readings, fuel storage tank readings, purchase records, bank statements, employment records, financial statements, sales records, and other records normally maintained by such a business.

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

     11.9. CONFORMITY TO FRANCHISOR'S ACCOUNTING AND CONTROL SYSTEMS.

     Franchisee hereby agrees to obtain at Franchisee's expense, such cash registers, data terminals, printers and supplies as required by Franchisor for operation of the management, accounting and control systems as may be prescribed by Franchisor from time to time for Franchisor to obtain certain daily information deemed necessary or desirable by Franchisor in fulfilling Franchisee's obligations under Section 11.l above. If requested by Franchisor, Franchisee also agrees to obtain, at Franchisee's expense, all modems, data phone lines and necessary hardware, software and technical assistance to allow data communication between Franchisor's host computer, if any, and Franchisee's equipment.

     In addition, Franchisee agrees to use the standard chart of accounts in all of its bookkeeping and such other standard accounting procedures as may be prescribed from time to time by Franchisor and will adopt and use a fiscal calendar which is prescribed by the Franchisor.

     11.10. LIMITATION ON CLAIMS.

     Franchisor, except as provided in Section 11.7, and Franchisee may only bring claims for the miscalculation of royalties or billings which occur in the 18 months prior to the then current date.


                    SECTION 12.  ADVERTISING AND GRAND OPENING

     Recognizing the value of advertising, and the importance of the standardization of advertising programs to further the goodwill and public image of the Franchise System and the need for compliance with this Agreement and the Franchise System, the parties agree as follows:

     12.1. GRAND OPENING.

     Franchisee shall spend, for grand opening advertising, promotional materials and opening expenses a minimum sum of Five Thousand Dollars ($5,000). Franchisor shall contribute Two Thousand Five Hundred Dollars ($2,500) toward the minimum sum of Five Thousand Dollars ($5,000). Any amounts expended in excess of Five Thousand Dollars ($5,000) shall be paid by Franchisee. This requirement shall be in addition to any marketing contributions that may be required under Section 4.6 of this Agreement. The grand opening shall be held within sixty (60) days after the opening of the site.

     Franchisee agrees not to open the Franchised Business for business until:
(1) it has received written notice from Franchisor that Franchisor has determined that all of Franchisee's obligations which must be fulfilled prior to such opening have been fulfilled; (2) preopening training has been completed;
(3) all amounts then due to Franchisor have been paid; and (4) Franchisor has been furnished with copies of all insurance policies required pursuant to this Agreement, or such other evidence of insurance coverage and payment of premiums as Franchisor requests. Franchisee agrees to comply with these conditions and shall open the Franchised Business for business not later than thirty (30) days after construction of the Franchised Business is complete. Franchisee further agrees to open the Franchised Business for business and commence conduct of business at the Franchised Business pursuant to this Agreement within five (5) days after Franchisor gives notice to Franchisee that the Franchised Business is ready for opening.

     12.2. ADVERTISING, MARKETING AND CUSTOMER SERVICE PROGRAMS ESTABLISHED BY FRANCHISOR.

     Franchisee agrees that Franchisor shall have the right, in its sole discretion, to establish, for such periods of time as Franchisor shall deem appropriate, regional and/or national advertising program(s) for the Franchise System. Franchisee also agrees that Franchisor may at its sole discretion discontinue any national or regional program(s) which it may have established. Franchisee further agrees that Franchisee shall make contributions to any such program(s) as required under Section 4.6 of this Agreement and that each such program shall be maintained and administered by Franchisor or its designee, as follows:

           (a) Franchisor shall direct all such advertising, marketing and customer service programs, with sole discretion over the creative concepts, materials and media used in such programs and the placement and allocation thereof. Franchisee agrees and acknowledges that any such program is intended to maximize general public recognition and acceptance of the Proprietary Marks for the benefit of the Franchise System, and that Franchisor and its designee undertake no obligation in administering the program to make expenditures for Franchisee which are equivalent or proportionate to its contribution, or to ensure that any particular franchisee benefits directly or pro rata from the placement of advertising.
                                     --- ----

           (b) Franchisee agrees that the funds may be used to meet any and all costs of engaging in advertising, marketing, promotional, and customer service activities, creating and producing advertising and promotional programs and resources and maintaining, administering, directing and preparing advertising and marketing, including, without limitation, preparing and conducting television, radio, magazine and newspaper advertising campaigns and other public relations activities; employing advertising agencies to assist therein; research and development costs for new programs; providing promotional brochures and other marketing materials to franchisees in the Franchise System, retail sales promotion, point-of-purchase materials, publicity and public relations, collateral materials (e.g. brochures, network maps, etc.) trade shows and events and to support the Franchisor's fleet sales effort on behalf of the entire network of travel centers, including company-owned and franchised travel centers. All sums paid by Franchisee as monthly advertising fees shall be accounted for separately from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead for the administration or direction of the advertising program(s), including collecting and accounting for assessments for the program(s).


                      SECTION 13. INSURANCE; INDEMNIFICATION

     13.1. REQUIRED INSURANCE.

     Franchisee shall obtain according to the schedule below, and maintain in full force and effect during the term of this Agreement, at Franchisee's expense, insurance policies protecting Franchisee and Franchisor, and their respective officers, directors, partners and employees, against any loss, liability, personal injury, death, property damage or expense whatsoever arising or occurring upon the Franchised Location or in connection with the Franchised Business, as well as such other insurance applicable to such other special risks created by Franchisee's affiliated businesses, if any, as Franchisor may reasonably require for its own and Franchisee's protection. Where permitted by law and as further outlined below, Franchisor shall be named an Additional Insured in such policies, or policies shall contain waivers of subrogation by Franchisee and its insurance carrier in favor of Franchisor. All such policies shall be written by insurance companies satisfactory to Franchisor and in accordance with the standards and specifications set forth in this agreement and shall include at a minimum (except as additional coverages and higher policy limits may reasonably be specified for all franchisees from time to time by Franchisor in writing) the coverages described in Section 13.2 below.

     13.2. COVERAGE.

     (a) Franchisee must purchase the following insurance concurrent with the execution of this Agreement and must provide certificates of insurance to Franchisor evidencing such purchase within thirty days after execution of this
Agreement:

     Commercial General Liability        $1,000,000 Each Occurrence
     (Occurrence Basis)with all              $2,000,000 Aggregate
       coverage being required
       in the specified amounts
       for each travel center
       location franchised
       (insurance for a location
       may not be combined with
       other insurance for other
       locations to meet the aggregate
       requirement)
     Franchisor to be named as
       Additional Insured

     Automobile (Bodily Injury and       $1,000,000 Combined Single Limit
       Property Damage)
     Owned, Hired and Non-owned
     Franchisor to be named as
       Additional Insured

     Workers' Compensation                   Statutory Limit
     With Waiver of Subrogation
       in favor of Franchisor

     Employers' Liability                    $1,000,000 Each Accident
     With Waiver of Subrogation              1,000,000 Disease Policy Limit
       in favor of Franchisor                1,000,000 Disease Each Employee

     Umbrella                                $10,000,000 Each Occurrence
     Bodily Injury and Property              10,000,000 Aggregate
       Damage
     (Occurrence Basis)
     Franchisor to be named as
       Additional Insured.

Franchisor will not be obligated to furnish plans for construction until thirty
(30) days after receiving insurance certificates for the insurance listed above.

     (b) In addition to coverages listed above, Pollution Liability Insurance must be purchased by Franchisee prior to first filling of any tanks on the
                                -----
Franchised Location (certificate of insurance must be furnished to Franchisor prior to first filling of tanks):
-------------------------------

     Pollution Liability Insurance with limits of not less than the minimum amount of financial responsibility and capability required under the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (collectively called "RCRA"), and regulations promulgated thereunder or under other environmental statutes and regulations in both Federal law and the laws of the state in which the Franchised Business is located, in any event not less than Two Million Dollars ($2,000,000) per occurrence, Two Million Dollars ($2,000,000) in the aggregate per year and carrying no more than a One Hundred Thousand Dollar ($100,000) deductible, unless some other amount is approved, in writing, by the Franchisor. Said Pollution Liability Insurance shall name Franchisor as Additional Insured and shall protect Franchisee and Franchisor against environmental remediation, third party actions and defense costs.

     Regardless of any coverage which may be applicable pursuant to an environmental clean-up fund of any State Franchisee will be required to purchase the commercial pollution liability insurance as outlined above.

     13.3. INSURANCE IN NAME OF FRANCHISEE ENTITY, NOTICE TO FRANCHISOR, RENEWAL CERTIFICATES.

     Insurance written under these provisions must be issued to the Franchisee entity.

     Certificates of insurance furnished to Franchisor under this provision must provide that sixty (60) days' prior written notice will be given to Franchisor by the insurance carrier prior to cancellation. In addition, Franchisee shall provide sixty (60) days' prior written notice to Franchisor in the event the insurance carrier proposes non-renewal or any material change in coverage.

     Timely insurance renewal certificates shall be furnished by Franchisee or its insurance agent to Franchisor as coverage is renewed.

     13.4. FRANCHISEE'S OBLIGATION NOT LIMITED BY FRANCHISOR'S OWN INSURANCE.

     Franchisee's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity provisions set forth in Section 13.6 of this Agreement.

     13.5. FAILURE OF FRANCHISEE TO OBTAIN OR MAINTAIN INSURANCE.

     Should Franchisee, for any reason, fail to obtain or maintain the insurance required by this Agreement, as revised from time to time in writing, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to (1) obtain such insurance and to charge Franchisee for such insurance (these charges, together with a reasonable fee, which may equal ten percent (10%) of the cost of the premiums for such insurance for Franchisor's expenses, time and effort, shall be payable by Franchisee immediately upon notice) and all such costs and charges shall be subject to the right of set off granted to Franchisor pursuant to Section 22.11 herein; or (2) terminate this Agreement as provided in Section 15.4.

     13.6. FRANCHISOR'S NON-LIABILITY AND INDEMNITY.

     (a) Franchisee shall indemnify and save harmless each of Franchisor, and its successors, assigns, officers, members of its board of directors, partners, agents and servants and their respective successors, assigns, officers, partners, shareholders, agents and servants (collectively, the "Indemnitees"), against and from any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability and all claims arising from the use, discharge, storage or disposal of any Hazardous Material in, over, adjacent to or about the Franchised Location or any part thereof or the soil or water supply underneath or adjacent to the Franchised Location or any part thereof, or the air supply in, over, adjacent to or about the Franchised Location or any part thereof), actions, suits, costs, expenses and disbursements (including attorneys' fees and expenses) of any kind and nature whatsoever (collectively, "Claims") which may be imposed on, incurred by or asserted against any Indemnitee (whether because of an action or omission by such Indemnitee or otherwise and whether or not otherwise indemnified) by or on behalf of any person arising from the construction, conduct, management, operation, owning, holding or leasing of, or from any work or thing whatsoever done or failed to be done in and on the Franchised Location or any part thereof, and shall also indemnify and save each such Indemnitee harmless against and from any and all Claims arising from any condition of the Franchised Location or any part thereof, or any sidewalk adjoining the Franchised Location or any part thereof, or of any vaults, passageways or space therein or appurtenant thereto, or of the soil or water supply underneath or adjacent to the Franchised Location or any part thereof, or of the air supply in, over, adjacent to or about the Franchised Location or any part thereof, or arising from any breach or default on the part of Franchisee in the performance of any covenant or agreement on the part of Franchisee to be performed pursuant to or arising out of the Franchise Agreement or any other Agreement incident thereto or payments made pursuant thereto or any other transactions contemplated thereby, or arising out of the manufacture, financing, construction, purchase, acceptance, rejection, ownership, acquisition, delivery, nondelivery, lease, sublease, assignment, preparation, installation, storage, maintenance, repair, transportation, transfer of title, abandonment, possession, rental, use, operation, condition, sale, return, importation, exportation or other application or disposition of all or any part of any interest in the Franchised Location, or arising from any violation by Franchisee of any contract or agreement to which Franchisee is a party or violation of any restriction or legal requirement, or any claim for patent, trademark or copyright infringement (except as otherwise provided in Section 8.5 herein) in each case affecting the Franchised Location or any part thereof or the ownership, occupancy or use thereof, or arising from any act of active or passive negligence or alleged act of active or passive negligence of any Franchisee, or of its officers, directors, agents, contractors, servants, employees, invitees, licensees or of trespassers or arising from any accident, injury or damage whatsoever caused to any person or property occurring in or about the Franchised Location, or upon or under the sidewalks and the land adjacent thereto, or in or about the soil or water supply underneath or adjacent to the Franchised Location or any part thereof, or in or about the air supply in, over, adjacent to or about the Franchised Location or any part thereof, and from and against all judgments, costs, expenses (including attorneys' fees and expenses) and liabilities incurred in or about any such Claim or action or proceeding brought therein.

     (b) Franchisee hereby releases indemnitees from any liability for damages arising out of or based upon this Agreement including, but not limited to, training, establishment of procedures, the plans an specifications for construction or remodeling, and products distributed but not manufactured by indemnitees, to the fullest extend that Franchisee may legally agree to release indemnitees from liability for such damages; provided, however, that Franchisee does not release indemnities from any liability arising solely from the wilful misconduct or gross negligence of indemnitees (unless attributed or imputed to indemnitees by reason of any act or omission of Franchisee, whether as agent for indemnitees or otherwise.)

     (c) In case any action or proceeding be brought against any such Indemnitee by reason of any Claim, Franchisee upon notice from such Indemnitee shall defend such action or proceeding by counsel reasonably satisfactory to such Indemnitee and shall pay all reasonable expenses in respect of such action or proceeding. Should Franchisee fail or refuse to secure such counsel, Franchisee agrees that it shall be responsible for and pay all legal fees and expenses incurred by such Indemnitee in defending such action or proceeding. If any such action or proceeding is settled or if there be final judgment for the claimant in any such action or proceeding, Franchisee shall indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement or judgment. Franchisee may appeal any such judgment by posting bond pending appeal. Such bond must be posted in favor of Franchisor and in an amount sufficient to satisfy the pending judgment.

     (d) The obligations of Franchisee under this Section shall survive any termination of the Franchise Agreement with respect to all events described in this Section which occur or relate to periods prior to the termination of this Franchise Agreement. Payments due from Franchisee to each Indemnitee pursuant to this Section shall be made directly to such Indemnitee. This Section constitutes a separate agreement with respect to each Indemnitee. The rights and indemnities of each Indemnitee hereunder are expressly made for the benefit of and shall be enforceable by such Indemnitee notwithstanding the fact that such Indemnitee is no longer a party to this Franchise Agreement or was not a party to this Franchise Agreement at the outset. In the event Franchisee is required to make any payment under this Section, Franchisee shall pay to the person indemnified an amount which, on an after-tax basis, shall be equal to the amount of such payment. To the extent that the foregoing undertakings may be unenforceable for any reason, Franchisee agrees to make the maximum contribution to the payment and satisfaction of each of the Claims which is permissible under applicable law.

     (e) Without limiting the generality of the preceding paragraphs, Franchisee hereby agrees to indemnify each of the Indemnitees and agrees to hold each of the Indemnitees harmless from and against any and all Claims paid, incurred or suffered by, or asserted against, any of the Indemnitees for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, or release from the Franchised Location of any Hazardous Material, including, without limitation, any Claims asserted or arising under any Environmental Law, regardless of whether or not caused by, or within the control of, Franchisee. Franchisee further agrees to indemnify each of the Indemnitees and agrees to hold each of the Indemnitees harmless from and against any and all Claims paid, incurred or suffered by, or asserted against, any of the Indemnitees for, with respect to, or as a direct or indirect result of, any ground water or soil contamination under, adjacent to, or in the vicinity of the Franchised Location including, without limitation, any Claims asserted or arising under any Environmental Law. As used in this Franchise Agreement, the term "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), RCRA, the Federal Water Pollution Control Act ("FWPCA"), the Clean Air Act ("CAA"), any so-called "Superfund" or "Superlien" law, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, and the term "Hazardous Material" means and includes
(i) any asbestos or insulation or other material composed of or containing asbestos, wherever contained or located on the Franchised Location, or (ii) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA, RCRA, FWPCA, CAA, any so-called "Superfund" or "Superlien" law, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

     (f) SUCH AGREEMENTS BY FRANCHISEE TO INDEMNIFY AND SAVE HARMLESS EACH INDEMNITEE UNDER THIS SECTION COVER AND INCLUDE, BUT ARE NOT LIMITED TO, EACH AND EVERY CLAIM THAT:

         (i)   RESULTS FROM THE SOLE ACTS, OMISSIONS OR NEGLIGENCE OF
     FRANCHISEE;

         (ii) RESULTS, AS A WHOLE OR IN PART, FROM THE CONCURRENT ACTS, OMISSIONS OR NEGLIGENCE OF FRANCHISEE AND THE INDEMNITEE SEEKING INDEMNIFICATION;

         (iii) RESULTS, AS A WHOLE OR IN PART, FROM THE CONCURRENT ACTS, OMISSIONS OR NEGLIGENCE OF THE INDEMNITEE SEEKING INDEMNIFICATION AND EITHER THE FRANCHISEE OR ANY PERSON OTHER THAN THE INDEMNITEE SEEKING INDEMNIFICATION; OR

         (iv) RESULTS FROM THE SOLE ACTS, OMISSIONS OR NEGLIGENCE OF THE INDEMNITEE SEEKING INDEMNIFICATION;

WITH AN EXCLUSION ONLY WITH RESPECT TO ANY CLAIM RESULTING SOLELY FROM ANY ACT WHICH CONSTITUTES THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNITEE SEEKING INDEMNIFICATION; SUCH AGREEMENTS REQUIRE FRANCHISEE TO INDEMNIFY AND SAVE HARMLESS EACH INDEMNITEE FOR ACTS OR OMISSIONS INVOLVING OR RESULTING FROM THE INDEMNITEE'S OWN NEGLIGENCE.

     Notwithstanding anything to the contrary contained in this Section, Franchisee shall not be required to indemnify any Indemnitee with respect to any event which occurs as a result of causes or activities relating to periods subsequent to the termination of this Franchise Agreement, such termination not caused by an Event of Default.


                    SECTION 14. TRANSFERABILITY OF INTEREST

     14.1. TRANSFER BY FRANCHISOR.

     Franchisor shall have the right to delegate, transfer or assign all or any part of its rights or obligations herein to any person or legal entity.

     14.2. TRANSFER BY FRANCHISEE.

     (a) Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee and that Franchisor has granted this Franchise in reliance on Franchisee's business skill and financial capacity. Accordingly, Franchisee shall not sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any interest in this Agreement, the Franchise and/or license granted hereunder, any direct or indirect interest in Franchisee (if Franchisee is an entity) or any material asset or assets or real property connected with the Franchised Business without the prior written consent of Franchisor, which consent shall not be unreasonably withheld, except for the purpose of obtaining financing for the construction and/or operation of the Franchised Location. Any purported assignment or transfer, by operation of law or otherwise, not having the prior written consent of Franchisor, shall constitute a material breach of this Agreement, for which Franchisor may then terminate, without opportunity to cure, pursuant to Section 15.3 of this Agreement, and pursue any other right or remedy available to Franchisor for such breach.

     (b) Franchisor shall, in its sole discretion, consent or withhold consent to a transfer of any interest in Franchisee, this Franchise or any other interest described in Section 14.2 above as a transfer requiring Franchisor approval and, prior to the time of transfer, Franchisor will consider the following criteria in determining the approval of a transfer:

         (1) all of Franchisee's accrued monetary obligations to Franchisor and all other outstanding obligations related to the Franchised Business shall have been satisfied;

         (2) the transferee shall demonstrate to Franchisor's satisfaction that it meets Franchisor's managerial and business standards; possesses a good moral character and business reputation, and satisfactory credit rating; has the aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience or otherwise); and has adequate financial resources and capital to operate the business;

         (3) the transferee shall demonstrate to Franchisor's satisfaction that it will not conduct, own, operate or be employed by or associated with in any way, any business which is in direct or indirect competition with any travel center owned, operated or franchised by Franchisor, its partners or affiliates or any other of Franchisor's businesses or franchised businesses;

         (4) demonstrate the willingness and ability to complete Franchisor's training course;

         (5) Franchisor will not approve a transfer to an entity which owns or operates nationally or regionally branded truckstops or travel centers as may be determined in Franchisor's discretion.

     (c) The following items will be required, if transfer is approved by the
Franchisor:

         (1) the transferee shall execute (and/or, upon Franchisor's request, cause all interested parties to execute) Franchisor's then-current form of franchise agreement and Franchisor's then-current form of agreements ancillary to the franchise agreement (including, but not limited to, the Arbitration Agreement, the Billing Program Agreement, the Security Agreement, the Guaranty, the Memorandum of Right of First Refusal and Option to Purchase) and the PMPA Motor Fuels Franchise Agreement, whose terms may differ, including providing for increased fees, from the terms of this Agreement and the original agreements ancillary hereto; however, such terms will not require the payment of an additional Initial Franchise Fee and the nature and scope of Franchisee's Franchise Area shall remain the same, provided Franchisee has complied with the Franchise Agreement and met the minimum monthly gross sales, as set forth herein, and such agreements shall be for a term ending on the date of expiration of this Agreement;

         (2) at the transferee's expense and upon such other terms and conditions as Franchisor may reasonably require, the transferee or the transferee's manager and other employees of transferee shall successfully complete Franchisor's training course then in effect for Franchisees; and

         (3) Franchisee shall pay to Franchisor a transfer fee of $10,000 plus an amount necessary to reimburse Franchisor for all reasonable costs and expenses, including training costs and attorneys' fees, incurred in connection with any transfer of any interest in Franchisee or in this Franchise or any such proposed transaction;

         (4) Franchisee shall have executed a general release under seal, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders and employees, in their corporate and individual capacities, including, without limitation, claims arising under Federal, state and local laws, rules and ordinances, arising out of or connected with the performance of this Agreement;

         (5) the transferee shall enter into a written agreement, in form and substance satisfactory to Franchisor, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement.

     14.3. TRANSFER TO FRANCHISEE'S CORPORATION, PARTNERSHIP OR OTHER ENTITY.

     In the event the proposed transfer is to a corporation, partnership or other entity formed by Franchisee solely for the convenience of ownership, then, in addition to the conditions under Section 14.2 of this Agreement, Franchisor's consent to such transfer may, in its sole discretion, be conditioned on the following requirements:

           (a) The transferee shall be newly organized and its charter, certificate, agreement or other organizational document shall provide that its activities are confined exclusively to operating the Franchised Business;

           (b) Franchisee shall not diminish its proportionate ownership interest in the transferee except as may be required by law, and shall act as its principal executive officer;

           (c) Each stock certificate or other evidence of ownership of the transferee shall have conspicuously endorsed upon its face or back a legend as provided in Section 14.5;

           (d) Copies of the transferee's Articles of Incorporation, Bylaws and the other governing documents, including the resolutions, or other evidence of authorization, of the Board of Directors or other governing body authorizing entry into this Agreement, shall be promptly furnished to Franchisor;

           (e) Transferee shall agree in writing satisfactory to Franchisor to assume all of Franchisee's obligations hereunder as well as agreeing to be bound by all the terms, conditions and covenants of this Agreement and the performance of this Agreement shall be unconditionally guaranteed by the shareholders or other equity owners of the corporation, partnership or other entity by written guaranty satisfactory in form and substance to Franchisor and its counsel; and

           (f) Franchisee shall remain responsible for the performance of all Franchisee's obligations and duties under this Agreement.

     14.4. OWNERSHIP OF FRANCHISEE.

     If Franchisee itself is a corporation, partnership or other entity, or if with the consent of Franchisor under the terms of Section 14.3 of this Agreement the rights of Franchisee hereunder are assigned to a corporation, partnership or other entity, then in such event______________________________________________
_________ shall remain the owner(s) of not less than fifty-one percent (51%) of the total equity interest thereof, during the entire term of this Agreement, with the effective unencumbered right to control the voting and disposition of such interest. The loss or surrender of said ownership or effective unencumbered right, by any means whatever, shall constitute a breach of this Agreement.

     14.5. RESTRICTIONS ON TRANSFER OF EQUITY INTEREST IN FRANCHISEE.

     If Franchisee or its transferee is a corporation, partnership or other entity, no portion of the equity interest thereof may be sold, assigned, transferred, pledged, mortgaged or encumbered without the prior written consent of Franchisor (whose consent shall not be unreasonably withheld). Any such purported sale, assignment, transfer, pledge, mortgage or encumbrance without the prior written consent of Franchisor shall constitute a material breach of this Agreement for which Franchisor may then terminate this Agreement and pursue any other right or remedy available to Franchisor for such breach. All stock certificates or other evidences of ownership for interests in Franchisee shall bear the following legend, which shall be printed legibly and conspicuously on the face or back of each stock certificate or other evidence of ownership:

     "THE TRANSFER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE OR DOCUMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF A FRANCHISE AGREEMENT BETWEEN THIS ENTITY AND PETRO STOPPING CENTERS, L.P., D/B/A __________________________________________, DATED AS OF _______________,
     19__, A COUNTERPART OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE AND THE REGISTERED OFFICE OF THIS ENTITY."

     14.6. FRANCHISOR'S RIGHT OF FIRST REFUSAL.

     Franchisor shall have a Right of First Refusal to purchase the Franchised Business and/or the Franchised Location unless Franchisor consents to the transfer under Section 14.2, 14.3 or 14.7 of this Agreement. If Franchisor does not consent to the proposed transfer, Franchisor will not excercise its Right of First Refusal provided Franchisee agrees to terminate the proposed transfer.
In the event that Franchisee desires to sell the Franchised Business and/or the Franchised Location,

Franchisee shall give written notice to Franchisor of (a) Franchisee's intent to offer the Franchised Business and/or the Franchised Location for sale, and the terms on which Franchisee intends to sell the Franchised Business and/or the Franchised Location, or (b) the receipt by Franchisee of an offer to purchase the Franchised Business and/or the Franchised Location, and a copy of the offer to purchase or the Purchase Agreement as the case may be.

     In the event of Franchisee's notice of intent to offer the Franchised Business and/or the Franchised Location for sale, Franchisor shall have thirty
(30) days after receipt of such notice to send written notice to the Franchisee that Franchisor intends to purchase the Franchised Business and/or Franchised Location upon the same terms and conditions contained in the offer to sell. Franchisor shall have one hundred twenty (120) days from receipt of Franchisee's notice (or such longer period as may be permitted under the terms of the offer) in which to close the sale.

     In the event that Franchisee should give written notice to Franchisor of the receipt by Franchisee of an offer to purchase the Franchised Business and/or Franchised Location, which offer Franchisee desires to accept, Franchisor shall have thirty (30) days after receipt of such notice to send written notice to the Franchisee that Franchisor intends to purchase the Franchised Business and/or Franchised Location upon the same terms and conditions contained in the offer to purchase. Franchisor shall have one hundred twenty (120) days from receipt of Franchisee's notice (or such longer period as may be permitted under the terms of the offer) in which to close the sale. Franchisee's notice to Franchisor shall be accompanied by a term sheet of the terms and conditions of the offer to purchase received by Franchisee.

     If Franchisor shall fail to enter into a contract to purchase the Franchise Business and/or Franchised Location from Franchisee within either of the time periods set forth above, then Franchisee may consummate his or its sale of the Franchised Business and/or Franchised Location to a third party at any time within one hundred twenty (120) days thereafter. Franchisee may not consummate a sale thereafter upon said terms, nor consummate a sale upon terms which are more favorable to the purchaser, without first reoffering the sale to Franchisor in the manner set forth above. In the event Franchisee fails to consummate a sale to any such third party as provided above, Franchisor shall again have the Right of First Refusal with regard to any future proposed sale of the Franchised Business and/or Franchised Location. Failure of Franchisor to exercise the option afforded by this Section 14.6 shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section 14 of this Agreement, with respect to a proposed transfer.

     In addition, in the event any interest in the Franchised Location and/or the Franchised Business is to be sold or transferred in a transaction or event, including a foreclosure sale, not involving either (i) a bona fide offer from a third party or (ii) a transfer upon death or permanent incapacity of the type described in Section 14.7 herein, then Franchisee must immediately notify Franchisor in writing of such transaction or event and Franchisor shall have the right and option, but no obligation, exercisable within thirty (30) days of receipt of such notification to purchase such interest being transferred. The purchase price on the exercise of such option shall be the fair market value and treatment of goodwill and other intangibles determined in accordance with
Section 16(A) of this Agreement.

     14.7. TRANSFER UPON DEATH OR PERMANENT INCAPACITY.

     Upon the death or permanent incapacity of any person with any interest in this Franchise or in Franchisee or stock in a corporate Franchisee, and upon the dissolution of a Franchisee that is a partnership or corporation, the executor, administrator, personal representative or trustee of such person or entity shall
(i) employ a manager for the Franchised Business who shall be approved in writing by Franchisor and shall complete to Franchisor's satisfaction such training, at Franchisee's expense, as deemed necessary by Franchisor unless there is no change in management of the Franchised Business and such management has previously been approved in writing by Franchisor and (ii) transfer his or its interest to a third party approved by Franchisor within a reasonable time. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any transfer between living persons. If the heirs or beneficiaries of any such person are unable to meet the conditions set forth in Section 14.2 of this Agreement, the personal representative of such person shall have a reasonable time to dispose of the deceased's interest in the Franchise. Such disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. Franchisor shall provide Franchisee ninety (90) days' prior written notice of the date Franchisor deems to be the end of said reasonable period of time.

     14.8. NON-WAIVER OF CLAIMS.

     Franchisor's consent to a transfer of any interest in the Franchise granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

     14.9. FRANCHISE AGREEMENT SHALL NOT BE RETAINED AS SECURITY.

     Neither this Agreement nor any of the rights conferred on Franchisee hereby shall be retained by Franchisee as security for the payment of any obligation that may arise by reason of any transfer of the Franchise or any of Franchisee's rights under this Agreement or of the Franchised Business.

     14.10. ASSIGNMENT OF FRANCHISE AGREEMENT OR GRANTING A SECURITY INTEREST TO OBTAIN FINANCING.

     In the event Franchisee desires to pledge, mortgage, collaterally assign, grant a security interest in or otherwise encumber the Franchised Business, Franchised Location or this Franchise Agreement and the Franchise and license granted hereunder, or any real or personal property utilized in the Franchised Business for the purpose of obtaining financing for the construction and/or operation of the Franchised Business or for any other purpose, Franchisor, in its sole discretion, may require as conditions precedent to granting its consent that:

            (a) The terms and conditions of the financing documents shall be acceptable to Franchisor, including, but not limited to a requirement that the terms of the financing documents and the rights of the person providing the financing be subordinate to and subject to Franchisor's Right of First Refusal under Section 14.6 of the Franchise Agreement, Franchisor's Option to Purchase under Section 16 of the Franchise Agreement and Franchisor's option to assume any lease pursuant to Section 2.4 of the Franchise Agreement;

            (b) The financing documents provide that thirty (30) days' written notice of any default by Franchisee under the financing documents be provided to Franchisor; and

            (c) In the event of default by Franchisee under the financing documents, Franchisor has the option, but not the obligation, to cure such default.

Furthermore, in the event that Franchisee shall obtain financing the terms or provisions of which, directly or indirectly, affect Franchisor's rights or obligations under this Agreement or require that Franchisor be made a party to any document or agreement relating to such financing, Franchisor retains the right to approve, in advance, any terms and provisions affecting Franchisor contained in any financing document or agreement, and any document or agreement to which Franchisor is to be made a party pursuant to such financing shall be in form and substance satisfactory to Franchisor and its counsel. In addition, any and all costs and expenses incurred by Franchisor and its counsel in connection with the review and negotiation thereof shall be reimbursed to Franchisor by

Franchisee. Such expense reimbursement shall be in addition to and not limited by any legal expense reimbursement pursuant to Section 5.1.


                      SECTION 15. DEFAULT AND TERMINATION

     15.1. PROVISIONS OF APPLICABLE LAW SHALL CONTROL.

     If any applicable law or rule requires a greater prior notice of termination, cancellation, nonrenewal and/or the like, the prior notice required by such rule or law shall be substituted for the notice requirements set forth in this Agreement. If any applicable rule or law provides for causes for Franchisor's right to terminate, cancel, or refuse to renew this Agreement and/or imposes restrictions on the enforceability of a covenant not to compete or requirements regarding executing any release and the requirements of such rule or law are more favorable to Franchisee than the corresponding provisions set forth in this Agreement, the requirements of such rule or law shall be substituted for those set forth in this Agreement to the extent required by such law or rule.

     15.2. AUTOMATIC TERMINATION.

     Franchisee shall be deemed to be in default under this Agreement, and all rights granted Franchisee herein shall automatically terminate without notice to Franchisee, if Franchisee shall become insolvent or make a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by Franchisee or such a petition is filed against and consented to by Franchisee; or if Franchisee is adjudicated a bankrupt; or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or Federal law should be instituted by or against Franchisee; or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or if execution is levied against Franchisee's business or property; or suit to foreclose any lien or mortgage against the Franchised Location, the Franchised Business or the equipment thereon is instituted against Franchisee and not dismissed within thirty (30) days; or if the real or personal property of Franchisee's business shall be sold after levy thereupon by any sheriff, marshal or constable.

     15.3. TERMINATION AT FRANCHISOR'S OPTION WITHOUT OPPORTUNITY TO CURE
DEFAULT.

     Franchisee shall be deemed to be in default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default, effective immediately upon receipt of notice by Franchisee, upon the occurrence of any of the following events:

           (a) If Franchisee ceases to operate or otherwise abandons the Franchised Business; provided, however, that Franchisor shall not have such right to terminate if any such loss of possession results from the governmental exercise of the power of eminent domain, or if the premises of the Franchised Business are completely or substantially destroyed and Franchisee gives prompt written notice (within thirty (30) days) following such destruction, taking or damage of the premises of its intent to rebuild the Franchised Business to conform to the specifications of the previous facility and if, in fact, Franchisee substantially completes such rebuilding to meet or exceed such specifications within nine (9) months following the date of Franchisee's notice to rebuild;

           (b) If Franchisee is convicted of a felony, a crime involving moral turpitude, or any other crime or offense that is reasonably likely, in the sole opinion of Franchisor, to adversely affect the Franchise System, the Proprietary Marks, the goodwill associated therewith, or Franchisor's interest therein; for purposes of this subsection, "Franchisee" shall include and apply to each of the managers or key employees of Franchisee and to each of the officers, directors and principal shareholders (i.e., shareholders owning or having the power to vote or direct the voting of ten percent (10%) of the stock of the corporation) of a corporate Franchisee, to each member, manager and officer of a Franchisee that is a limited liability company, and to each general partner of a Franchisee that is a partnership;

           (c) If Franchisee purports to transfer any rights or obligations under this Agreement without Franchisor's prior written consent, contrary to the terms of Section 14 of this Agreement;

           (d) If Franchisee discloses or divulges the contents of the Operating Manual or other trade secrets or Confidential Information provided to Franchisee by Franchisor, contrary to Sections 9 or 10 of this Agreement; for purposes of this subsection, "Franchisee" shall include and apply to each of the managers or key employees of Franchisee and to each of the officers, directors and principal shareholders (i.e., shareholders owning or having the power to vote or direct the voting of ten percent (10%) of the stock of the corporation) of a corporate Franchisee, to each member, manager and officer of a Franchisee that is a limited liability company, and to each general partner of a Franchisee that is a partnership;

           (e) If an approved transfer is not effected within a reasonable time following Franchisee's death or permanent incapacity, as required by
     Section 14.7 of this Agreement;

           (f) If Franchisee fails to comply with the provisions of Section 1.7 herein; for purposes of this subsection, "Franchisee" shall include and apply to each of the managers or key employees of Franchisee and to each of the officers, directors and principal shareholders (i.e., shareholders owning or having the power to vote or direct the voting of ten percent (10%) of the stock of the corporation) of a corporate Franchisee, to each member, manager and officer of a Franchisee that is a limited liability company, and to each general partner of a Franchisee that is a partnership;

           (g) If Franchisee knowingly maintains falsified books or records, or submits false reports to Franchisor;

           (h) If Franchisee shall be in default under any lease or loan agreement in connection with the Franchised Business and/or the Franchised Location, which default is not cured within the time required by such lease or loan agreement, as the case may be; or

           (i) If Franchisee fails to pay any amounts when due under the PMPA Motor Fuels Franchise Agreement by and between Franchisor, or its affiliates and Franchisee dated ________________________, 1997, as same may be amended, modified, supplemented, restated or replaced from time to time (the "PMPA Agreement") and such failure continues after the giving of any notice or expiration of the applicable grace period, if any, specified in the PMPA Agreement.

     15.4. TERMINATION BY FRANCHISOR AFTER NOTICE AND OPPORTUNITY TO CURE
DEFAULT.

     Except as provided in Sections 15.2 and 15.3 of this Agreement, Franchisee shall have thirty (30) days after its receipt from Franchisor of a written Notice of Termination within which to remedy any default hereunder and to provide evidence thereof to Franchisor. If any such default is not cured within that time, or such longer period as applicable law may require, this Agreement shall terminate without further notice to Franchisee, effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require. Franchisee shall be in default hereunder for any failure to substantially comply with any of the requirements imposed by this Agreement, as it may from time to time reasonably be supplemented in writing by Franchisor, or to carry out the

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

terms of this Agreement in good faith. Such defaults shall include, for example, without limitation, the occurrence of any of the following events:

           (a) if Franchisee fails promptly to pay any monies owing to Franchisor or its subsidiaries or affiliates when due, or to submit the financial or other information required by Franchisor under this Agreement;

           (b) if Franchisee fails to maintain the standards that Franchisor has specified in the Operating Manual or otherwise in writing, including but not limited to, location appearance standards and customer service levels;

           (c) if Franchisee fails, refuses or neglects to obtain Franchisor's prior written approval or consent as required by this Agreement;

           (d) if Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or Franchisor's rights therein;

           (e) if Franchisee or any person acting on behalf of Franchisee has misstated material facts in, omitted material facts from, or materially breaches any of the agreements contained in, the Franchise Application Agreement, the Prospective Franchise Suitability Questionnaire or any related documents;

           (f) if Franchisee fails to maintain the Franchisor's specifications relating to location appearances and customer service levels;

           (g) if Franchisee fails to use Franchisor approved signs and approved location of signs;

           (h) if Franchisee fails to obtain or maintain the insurance required by Section 13 of this Agreement;

           (i) if a threat or danger to public health or safety results from Franchisee's operation of the Franchised Business;

           (j) if Franchisee engages in conduct which is deleterious to or reflects unfavorably on or tends to diminish the reputation of Franchisee, the Franchised Business or the Franchise System in the eyes of the public; for purposes of this subsection, "Franchisee" shall include and apply to each of the managers and key employees of Franchisee and each of the officers, directors and principal shareholders (i.e., shareholders owning or having the power to vote or direct the voting of ten percent (10%) of the stock of the corporation) of a corporate Franchisee, to each member, manager and officer of a Franchisee that is a limited liability company, and to each general partner of a Franchisee that is a partnership;

            (k) if Franchisee fails to maintain a responsible credit rating by failing to make prompt payment of undisputed bills, invoices and statements from suppliers of goods and services;

            (l) if Franchisee breaches or fails to comply with any other provision(s) of this Agreement or any agreement to which Franchisee and Franchisor are parties; or

            (m) if Franchisee fails at any time to comply with the requirements for commencement and completion of construction or remodeling set forth in
     Section 3.2 herein or the requirements for opening for business set forth in Section 12.1 herein or approved signs and location of such signs set forth in Section 3.4 herein; provided that Franchisor shall not unreasonably terminate a Franchise Agreement pursuant to this provision nor shall Franchisor be liable in any event for any costs, damages or expenses of Franchisee as a result of any such termination.

            (n) If Franchisee shall be in violation of any of the provisions of
     Section 7.4(a) through 7.4(h) herein;


                   SECTION 16. OBLIGATIONS UPON TERMINATION
                    OR EXPIRATION; REPURCHASE BY FRANCHISOR

     If this Franchise Agreement is not renewed, expires under its terms, or is terminated pursuant to Section 15 of this Franchise Agreement, Franchisor shall have the Right to Buy (as defined and based on the formula indicated below), along with other rights as outlined in this Agreement and the ancillary agreements.

     The term "Right to Buy" shall mean that Franchisor shall have the right to buy Franchisee's interest in the Franchised Business at fair market value which shall be determined by Franchisor and Franchisee each selecting an appraiser to determine the purchase price. If the two appraisals are more than five percent (5%) apart, then Franchisor and Franchisee's appraisers shall select a third appraiser to provide a third appraisal. If any two (2) appraisals are within five percent (5%) of each other the purchase price shall be the average of the two (2) appraisals. Such purchase price shall include the value of goodwill and other intangibles which can be directly related to Franchisee's efforts in operating the Franchised Business. However, no value shall be given for goodwill or intangibles associated with the Franchisor marks.

     If Franchisee shall not remain a Franchisee as indicated above or this Agreement is not renewed, the following rights and privileges granted hereunder to Franchisee shall forthwith terminate, and:

           (a) Franchisee shall immediately cease operating under the Franchise System and the Proprietary Marks.

           (b) Franchisee's name shall be withdrawn from all published lists of persons operating Franchised Businesses of Franchisor. Franchisee shall not hold itself out to the public as a present or former franchisee of Franchisor.

           (c) Franchisee will cease and terminate all use in any manner whatsoever of the trade name and mark "Petro Stopping Center" or "Petro:2," as applicable, and any other Proprietary Marks franchised hereunder, or colorable imitation thereof, and will take any steps necessary to disassociate itself from said marks, including the withdrawal of all advertising matter, the destruction of all letterheads, and the complete covering (so that lettering is not visible), within twenty-four (24) hours, and removal, within fifteen (15) days, unless otherwise instructed by Franchisor in writing, of all signs and any other articles which display the Proprietary Marks or trade dress associated with the Franchise System. Should Franchisee fail to cover and/or remove such signs and other items within the time(s) required, Franchisor or its agents have the express right to come upon Franchisee's premises and cover and/or remove the signs and any other articles which display the Proprietary Marks or trade dress associated with the Franchise System at Franchisee's expense.

           (d) In the event that Franchisee continues to operate any business, Franchisee agrees not to use any reproduction, counterfeit, copy or colorable imitation of the Proprietary

     Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute Franchisor's exclusive rights in and to the Proprietary Marks, and Franchisee further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor so as to constitute unfair competition. Franchisee shall, unless otherwise instructed in writing by Franchisor, make such modifications or alterations to the premises operated hereunder immediately upon termination or expiration of this Agreement as may be necessary to prevent the operation of any business thereon by itself or others in derogation of this Section 16, and shall make such specific additional changes thereto as Franchisor may reasonably request for that purpose. In the event Franchisee fails or refuses to comply with the requirements of this Section 16, Franchisor or its agents shall have the right to enter upon the premises where Franchisee's Franchised Business was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required, at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

           (e) Franchisee shall promptly pay all sums owing to Franchisor and its partners and affiliates. Franchisee shall not be entitled, under any circumstances, to a refund of any part of the Initial Franchise Fee, Training Fees, royalty fees or any other fees which have been properly assessed against, and paid by, the Franchisee through the date of termination or expiration. In the event of termination for any default of Franchisee, such sums shall include all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, machinery, fixtures and equipment owned by Franchisee and used in the Franchised Business at the time of default.

           (f) Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the Franchise granted herein in obtaining injunctive or other relief for the enforcement of any provisions of this Section 16.

           (g) Franchisee shall immediately turn over to Franchisor all manuals, records, files, instructions, correspondence, and promotional material or other documentary material using the Proprietary Marks, and any and all other materials relating to the operation of the Franchise System, including any and all computer software programs related to the Franchised Business in Franchisee's possession, and all copies thereof (all of which are acknowledged to be Franchisor's property), and shall retain no copy or record of any of the foregoing, excepting only Franchisee's copy of this Agreement and of any correspondence between the parties, and any other documents which Franchisee reasonably needs for compliance with any provision of law.

           (h) Franchisee shall take such action as shall be necessary to cancel any assumed name or equivalent registration which contains the trade name and mark "Petro Stopping Center" or any other Proprietary Mark of Franchisor, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty
     (30) days after termination or expiration of this Agreement. If Franchisee fails to take such action within the prescribed time, it will be deemed to have appointed Franchisor as its agent with authorization to take such action on Franchisee's behalf.

           (i) Franchisee shall comply with the covenants contained in Sections 1.7, 9, 10 and 11.1 of this Agreement.

           (j) Franchisor shall have the right (but not the duty) to be exercised by notice of intent to do so within thirty (30) days after termination or expiration, to purchase any advertising material, inventory or other items bearing Franchisor's Proprietary Marks, at Franchisee's cost or fair market value, whichever is less. If the parties cannot agree on fair market value within a reasonable time, an independent appraiser shall be designated by Franchisor, and his determination shall be binding. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Franchisee under this Agreement, and the cost of the appraisal, if any, against any payment thereof.

           (k) Franchisee shall consent to the transfer of the Franchisee's telephone numbers to the Franchisor; or, if Franchisor shall refuse or neglect to consent, Franchisor may, through any officer or director of Franchisor, each of which persons is appointed an attorney-in-fact for Franchisee for the purposes set forth in this Section 16(l), take such action or cause to be taken such action as is necessary to effectuate the transfer of such telephone numbers.


                   SECTION 17. CORPORATE OR OTHER AUTHORITY

     Franchisee represents and warrants that:

     (a) Franchisee is a ________________________________________
(corporation/partnership/other entity) duly organized, validly existing and in good standing under the laws of such state.

     (b) Said corporation, partnership or other entity is qualified and in good standing in every other state in which the nature of its business requires qualification.

     (c) Franchisee has the corporate power, or power granted under a partnership agreement or applicable law, and authority to execute, deliver and perform the transactions contemplated by this Agreement.

     (d) The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors or other governing body of Franchisee, as the case may be, and this Agreement constitutes Franchisee's legal, valid and binding obligation enforceable in accordance with its terms.

     (e) The execution, delivery and performance of this Agreement does not and will not violate any provision of Franchisee's corporate charter or bylaws, partnership agreement or certificate, or other organizational document, or violate, conflict with, result in the breach or termination of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any of its properties or assets or the properties or assets of any of its subsidiaries or related entities pursuant to any agreement or instrument to which Franchisee or any of its subsidiaries or related entities is a party.


                     SECTION 18. TITLE, LIENS AND LAWSUITS

     18.1. TITLE AND LIENS.

     It is understood and agreed that one of the principal conditions on which Franchisor granted this Franchise to Franchisee is the financial condition of Franchisee. Franchisee represents and warrants that it has good and marketable title to, and/or a valid leasehold interest in, the Franchised Location, such title being fully described in Exhibit F, free and clear of any mortgage, pledge, lien, encumbrance or charge other than those set forth in Exhibit F.

     It is hereby agreed that Franchisee will not mortgage, pledge, collaterally assign, grant a security interest in or otherwise encumber the Franchised Location without the prior written consent of Franchisor. Further, as specified in Section 14.10, in the event that Franchisee shall obtain financing from a lender the terms or provisions of which, directly or indirectly, affect Franchisor's rights or obligations under this Agreement or require that Franchisor be made a party to any document or agreement relating to such financing, Franchisor retains the right to approve, in advance, any terms and provisions affecting Franchisor contained in any financing document or agreement, and any document or agreement to which Franchisor is to be made a party pursuant to such financing shall be in form and substance satisfactory to Franchisor and its counsel.

     18.2. LEGAL PROCEEDINGS.

     Franchisee further represents and warrants that, except as set forth in Exhibit G, (1) no judicial or administrative proceedings are pending or threatened against Franchisee, and (2) no outstanding claims in the aggregate of $100,000 (other than claims arising under this Agreement or incurred in the ordinary course of business) are existing against Franchisee as of the date of this Agreement.


                  SECTION 19. TAXES, PERMITS AND INDEBTEDNESS

     19.1. TAXES AND ASSESSMENTS.

     Franchisee shall pay all Federal, state or local franchise, real and personal property, sales and use, retailers, occupational, gross receipts, added value and net income taxes and any other taxes, charges or assessments of any nature whatsoever relating directly or indirectly to the Franchised Location or the operation of the Franchised Business, the equipment contained therein or services provided thereby or revenues derived from such facilities, directly to the appropriate taxing authority when due (excluding payments which are disputed in good faith, provided that, at Franchisor's request, Franchisee shall, at its sole cost and expense, place a reasonable bond for such payments). This paragraph shall in no way be construed to make Franchisee liable for any taxes, charges or assessments which (1) are directly the liability of the Franchisor and (2) are in no way related to the Franchised Location or the operation of the Franchised Business, the equipment contained therein or services provided thereby or revenues derived from such facilities.

     19.2. EMPLOYEE TAXES AND BENEFITS.

     Franchisee acknowledges that it is responsible for, and shall pay to the appropriate authority, any and all Federal or state payroll tax, FICA, unemployment tax, state unemployment compensation contribution, disability benefit payments, insurance costs and any other assessments or charges which relate directly or indirectly to the employment by Franchisee of employees to operate the Franchised Business.

     19.3. COMPLIANCE WITH APPLICABLE LAWS.

     Franchisee shall comply with all Federal, state, and local laws, rules and regulations, and shall timely obtain and maintain any and all permits, certificates or licenses necessary for the full and proper conduct of the Franchised Business, including, without limitation, licenses to do business and fictitious name registrations, sales tax permits, and fire clearances.

     19.4. CONTESTED TAXES OR INDEBTEDNESS.

     In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the Franchised Business or the Franchised Location, or any improvements thereon.


                SECTION 20. INDEPENDENT CONTRACTOR RELATIONSHIP

     20.1. FRANCHISEE IS INDEPENDENT CONTRACTOR.

     It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Franchisee shall be an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

     20.2. NO AGENCY.

     It is understood and agreed that nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name, and that Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of Franchisee in its conduct of the Franchised Business or any claim or judgment arising therefrom against Franchisor.


                       SECTION 21. APPROVALS AND WAIVERS

     (a) Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and such approval or consent shall be obtained in writing.

     (b) Franchisor makes no warranties or guaranties upon which Franchisee may rely, and assumes no liability or obligation to Franchisee, by providing any waiver, approval, consent or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

     (c) No failure of Franchisor to execute any power reserved to it by this Agreement, or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with any of the terms herein. Waiver by Franchisor of any particular default by Franchisee shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar or different nature; nor shall any delay, forbearance or omission of Franchisor to exercise any power or right arising out of any breach or default by Franchisee of any of the terms, provisions or covenants hereof, affect or impair Franchisor's right to exercise the same; nor shall such constitute a waiver by Franchisor of any right hereunder, or the right to declare any subsequent breach or default and to terminate this Franchise prior to the expiration of its term. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement.

                           SECTION 22. MISCELLANEOUS

     22.1. NOTICES.

     Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service, by facsimile or by depositing a copy thereof in United States certified or registered mail, with postage thereon fully prepaid and any such notice or document shall be deemed to have been received on the date of delivery if delivered personally or sent via facsimile or three (3) days after the date such notice is delivered, properly addressed, to the U.S. mails if mailed. Notice to Franchisee shall be addressed as follows:

          ----------------------------

          ----------------------------

          ----------------------------

          ----------------------------

          Fax Number:
          ----------------------------

Notice to Franchisor shall be addressed as follows:

                    Legal Department
                    Petro Stopping Centers, L.P.
                    6080 Surety Drive
                    El Paso, Texas 79905
                    Fax Number: 915-774-7366

with a copy to:     Kemp, Smith, Duncan & Hammond, P.C.
                    2000 Norwest Plaza
                    El Paso, Texas 79901
                    Attention: Matt Henry
                    Fax Number: 915-546-5360

The addresses hereby given may be changed at any time by either party through written notice to the other in accordance with the procedure set forth in this
Section 22.1.

     22.2. SURVIVAL OF WARRANTIES, CONTINUING OBLIGATIONS.

     The representations and warranties of Franchisee shall survive the termination of this Agreement. All obligations of Franchisor and Franchisee under this Agreement which expressly or by their nature survive or are intended to survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

     22.3. CONSTRUCTION.

     All reference herein in the singular shall be construed to include the plural where applicable, and the masculine to include the feminine and neuter genders, and all covenants, agreements, and obligations herein assumed by Franchisee shall be deemed to be joint and several covenants, agreements and obligations of the several persons named herein as Franchisee. All captions in the Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof. This Agreement may be executed in triplicate, and each copy so executed shall be deemed an original.

     22.4. ENTIRE AGREEMENT.

     This Agreement, along with the Guaranty, the Security Agreement, the Billing Agreement and/or any other written agreements relating to this Agreement, when fully executed shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and contains all of the covenants and agreements between said parties with respect to the subject matter hereof. Any waiver, amendment or modification of this Agreement or any other ancillary documents or agreements in connection herewith is invalid unless made in writing, specifying with particularity the nature of such waiver, modification or amendment and signed by the parties hereto or thereto. Franchisee acknowledges that neither Franchisor nor anyone on behalf of Franchisor has made any representations, inducements, promises or agreements, orally or otherwise, respecting the subject matter of this Agreement or any other ancillary documents or agreements in connection herewith which are not embodied herein or therein, and that no other representations induced Franchisee to execute this Agreement or any other ancillary documents or agreements in connection herewith. The parties each agree to execute any power of attorney or other documents necessary to effectuate any provision of this Agreement or any other ancillary documents or agreements in connection herewith. Notwithstanding the foregoing, in the event of any conflict between this Agreement and any other document or agreement in connection herewith, the provisions of this Agreement shall prevail. All Exhibits hereto are hereby made a part of this Agreement.

     22.5. SEVERABILITY.

     Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement.

     Franchisee expressly agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order, as though it were separately articulated in and made a part of this Agreement.

     22.6. BINDING EFFECT.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, assigns and successors in interest; provided that, with respect to Franchisee, this Agreement shall only inure to the benefit of such of its successors and assigns as may be permitted by Section 14 hereof.

     22.7. APPLICABLE LAW.

     THIS AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY FRANCHISOR IN TEXAS, AND SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS THEREOF, WHICH LAWS SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW.

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

     22.8. REMEDIES NONEXCLUSIVE.

     No right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     22.9. EQUITABLE RELIEF.

     Nothing herein contained shall bar Franchisee's or Franchisor's right to obtain injunctive relief against threatened conduct which will cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

     22.10. INVESTIGATION AND REVIEW OF DOCUMENTS BY FRANCHISEE;
ACKNOWLEDGMENTS.

     (a) Franchisee acknowledges that it has conducted an independent investigation of the business franchised hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Franchisee as an independent businessman. Franchisor expressly disclaims the making of, and Franchisee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

     (b) Franchisee acknowledges that it has received, that it and each officer, director and principal shareholder (i.e., a shareholder owning or having the power to vote or direct the voting of ten percent (10%) of the shares of a corporation) of a corporate Franchisee, each member, manager and officer of a Franchisee that is a limited liability company, and each general partner of a Franchisee that is a partnership has read and understood this Agreement, the Exhibits hereto, and the current Uniform Franchise Offering Circular of Franchisor and exhibits thereto (the "UFOC"); that Franchisor has fully and adequately explained the provisions of each to Franchisee's satisfaction; and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

     (c) Franchisee acknowledges that it has no knowledge of any representations about this franchise by Franchisor, its officers, directors, shareholders, employees or agents, other than those contained in the Franchise Agreement or the UFOC and represents and warrants that in deciding to enter into this Franchise Agreement it has relied solely on the representations about the franchise contained in this Franchise Agreement or in the UFOC and further represents to Franchisor, as an inducement to its entry into this Franchise Agreement, that Franchisee has made no misrepresentation in obtaining this franchise.

     (d) Franchisee acknowledges that it received this Agreement, the Exhibits hereto and agreements relating hereto, if any, at least ten (10) business days prior to the date on which this Agreement is executed and received completed copies of same at least five (5) business days prior to the date on which this Agreement is executed.

     (e) Franchisee acknowledges that it has been offered certain products and services in connection with this franchise by Franchisor or its affiliates and understands that all franchisees are free to obtain these and any other products or services used in the Franchised Business from sources of their own choosing, subject only to compliance with the standards and specifications set forth in the Operating Manual and Franchisor's applicable requirements of supplier approval.

     22.11. COST OF ENFORCEMENT; FRANCHISOR'S RIGHT TO CAUSE COMPLIANCE; RIGHT OF SET OFF FOR AMOUNTS DUE OR TO BE REIMBURSED.

     (a) If Franchisor is required to defend or elects to institute any action at law or equity in a judicial or arbitration proceeding against Franchisee to secure or protect any of Franchisor's rights hereunder or to enforce the terms of this Agreement, in addition to any judgment entered in Franchisor's favor, Franchisor shall be entitled to recover from Franchisee such reasonable attorneys' fees incurred by Franchisor together with court costs and expenses including, without limitation, reasonable accountants', attorneys', attorneys assistants', arbitrators and expert witness fees, cost of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. In addition, if Franchisor is required to engage legal counsel in connection with any failure by Franchisee to comply with this Agreement or any agreement to which Franchisee and Franchisor are parties, Franchisee shall reimburse Franchisor for any of the above-listed costs and expenses incurred by it, whether or not any litigation or arbitration proceedings are instituted.

     (b) If Franchisee is required to defend or elects to institute any action at law or equity against Franchisor to secure or protect any of Franchisee's rights hereunder or to enforce the terms of this Agreement, in addition to any judgment entered in Franchisee's favor, Franchisee shall be entitled to recover from Franchisor such reasonable attorneys' fees incurred by Franchisee together with court costs and expenses of litigation.

     (c) Should Franchisee fail, within the applicable time(s) required, to take any action required to be taken by, or breach any provision of, this Agreement or any agreement to which Franchisee and Franchisor are parties, Franchisor, or its agents or any person to which Franchisor delegates its authority hereunder, shall have the express right, but no obligation, to come upon Franchisee's premises and take any and all actions which it deems necessary or advisable to cause Franchisee to come into compliance with the agreement or provision breached or not complied with by Franchisee and Franchisor shall have no liability, and Franchisee shall hold Franchisor harmless and indemnify Franchisor pursuant to the terms set forth in Section 13.6 herein, with respect to any claims, causes of action, damages or liabilities in connection with such actions taken by Franchisor or its agents or others to which it has delegated authority. Franchisee shall promptly reimburse Franchisor for any and all costs associated with taking any action of the type described in this Section 22.11(c) and such costs may include a fee to compensate Franchisor for its time and efforts in connection with taking such action, which fee may be ten percent (10%) of the cost of taking the action required or deemed advisable.

     (d) In the event Franchisee fails to pay promptly any amount due
Franchisor under the terms of this Agreement or any agreement entered into in connection with this Agreement or to which Franchisee and Franchisor are a party, or in the event Franchisee fails to promptly reimburse Franchisor for any amount which Franchisor notifies Franchisee is due to be reimbursed to Franchisor, Franchisor shall have the right, exercisable at its sole option, to set off and apply against the amount due from Franchisee or due to be reimbursed by Franchisee any and all amounts due, at any time, from Franchisor to Franchisee or held by Franchisor for the account or on behalf of Franchisee, including, without limitation, amounts due in connection with the Billing Program Agreement.

     22.12. ARBITRATION.

     ANY CONTROVERSY, DISPUTE, QUESTION OR CLAIM (WHETHER SUCH CLAIM SOUNDS IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THIS AGREEMENT OR AGREEMENTS ANCILLARY HERETO (INCLUDING, BUT NOT LIMITED TO THE FRANCHISE APPLICATION AGREEMENT, THE BILLING PROGRAM AGREEMENT, THE SECURITY AGREEMENT, THE GUARANTY, THE MEMORANDUM OF RIGHT OF FIRST REFUSAL AND OPTION TO PURCHASE, AND THE ARBITRATION AGREEMENT) OR THEIR

INTERPRETATION, PERFORMANCE OR NONPERFORMANCE, OR ANY BREACH THEREOF OR THE COMMERCIAL OR ECONOMIC RELATIONSHIP OF THE PARTIES THERETO, SHALL BE DETERMINED BY ARBITRATION CONDUCTED IN EL PASO, TEXAS, IN ACCORDANCE WITH THE ARBITRATION AGREEMENT (THE "ARBITRATION AGREEMENT") WHICH IS ATTACHED TO THE UFOC AS EXHIBIT "H" AND MADE A PART OF THIS AGREEMENT FOR ALL PURPOSES, AND JUDGMENT UPON ANY AWARD, WHICH MAY INCLUDE AN AWARD OF DAMAGES, MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTHING CONTAINED HEREIN OR IN THE ARBITRATION AGREEMENT SHALL IN ANY WAY DEPRIVE FRANCHISOR OR FRANCHISEE OF THEIR RESPECTIVE RIGHT TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF AS PREVIOUSLY SET FORTH HEREIN.

     22.13. CONSENT TO JURISDICTION.

     The Franchisee hereby agrees to submit to the non-exclusive jurisdiction of the courts in and of the State of Texas for any controversy, dispute or question that is not determinable by arbitration in accordance with Section 22.12 above, and consents that service of process with respect to all courts in and of the State of Texas may be made by registered mail to it at its address set forth in
Section 22.1 hereof.

     22.14. HEADINGS.

     The subject headings in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     22.15. INCLUDES.

     The verb "to include", in all of its form, tenses, and variations, is always used in the nonexclusive tense.

     22.16. WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL.

     Franchisee hereby waives, to the fullest extent permitted by law, any right or claim for any punitive or exemplary damages against Franchisor and agrees that in the event of a dispute between the parties hereto, Franchisee shall be limited to the recovery of actual damages sustained by it. Franchisee irrevocably waives trial by jury on any action, proceeding or counterclaim, whether at law or equity, brought by either Franchisee or Franchisor.

     22.17. LIMITATION OF CLAIMS.

     Any and all claims of Franchisee arising out of or relating to this Agreement or the relationship of Franchisor and Franchisee pursuant hereto shall be barred unless an action or proceeding is commenced within one (1) year from the date on which Franchisee knew or should have known, in the exercise of reasonable diligence, of the facts giving rise to such claims.

     22.18. OPTION TO CONVERT TO NEW AGREEMENT

     Franchisor is currently negotiating with its existing franchisees a new Standard Franchise Agreement (the "New Agreement") to replace the existing franchise agreements. If a New Agreement is reached, as soon as practicable thereafter, Franchisor shall offer Franchisee the opportunity to convert this Franchise to the New Agreement; provided (a) Franchisee is in compliance with this Agreement and all other agreements with Franchisor and (b) Franchisee satisfies all terms and conditions imposed by the New Agreement. Franchisee shall have thirty (30) days after a copy of the New Agreement is provided to the Franchisee to decide whether Franchisee wishes to convert to the New Agreement by providing notice to Franchisor of Franchisee's election. If Franchisee fails to provide notice of its election to Franchisor within such thirty (30) day period, Franchisee shall be deemed to have decided not to convert to the New Agreement, and this

Agreement shall continue and remain in full force and effect in accordance with its terms and conditions.

     Franchisor and Franchisee shall execute and deliver the New Agreement and all related agreements as soon as practicable after Franchisor's receipt of Franchisee's notice and compliance with appropriate federal and state laws and regulations. Upon execution and delivery of the New Agreement between Franchisor and Franchisee, this Agreement, except for the provisions of Section 1.7, 9, 10, 11.1 and 13.6 (with respect to events which occur or relate to periods prior to termination), hereof, and all other obligations of Franchisor and Franchisee under this Agreement which expressly or by their nature survive or are intended to survive termination, shall become void and have no effect. Subject to and until Franchisor and Franchisee execute and deliver the New Agreement, this Agreement shall continue to full force and effect. Nothing in this Section 22.18 shall relieve Franchisee of liability for a material breach of any provision of this Agreement occurring prior to termination.

     This Section 22.18 is not an offer of the New Agreement, and no offer of the New Agreement will or can be made prior to the satisfaction of the terms and conditions set forth above and compliance with all applicable federal and state laws and regulations.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and year first above written.

                              FRANCHISOR:
                              PETRO STOPPING CENTERS, L.P.,
                                a Delaware Limited Partnership

                              d/b/a ____________________________________________



                              By:_______________________________________________

                                   Name:________________________________________

                                   Title:_______________________________________



                              FRANCHISEE:

                              _________________________________________________

                              d/b/a ____________________________________________



                              By:_______________________________________________

                                 Title:_________________________________________




STATE OF TEXAS      )
                    )
COUNTY OF EL PASO   )

     This instrument was acknowledged before me on _______________, 19___, by __________________________, ___________________________________ of PETRO
STOPPING CENTERS, L.P., a Delaware limited partnership, d/b/a
_________________________, on behalf of said limited partnership, and in said capacity.



                              ____________________________________________
                                        NOTARY PUBLIC IN AND FOR
                                          THE STATE OF TEXAS

My commission expires:

_________________________

STATE OF _____________   )
                             )
COUNTY OF __________     )

     This instrument was acknowledged before me on _______________, 19__, by _________________________, _________________________ of _____________________, a
corporation, d/b/a ______________________, on behalf of said corporation, and in said capacity.


                              ____________________________________________
                                         NOTARY PUBLIC IN AND FOR
                                         THE STATE OF ___________

My commission expires:

_________________________



STATE OF ______________  )
                              )
COUNTY OF ___________    )

     This instrument was acknowledged before me on _______________, 19__, by _________________________, _________________________ of
_________________________, a partnership, on behalf of said partnership, and in said capacity.



                              ____________________________________________
                                         NOTARY PUBLIC IN AND FOR
                                         THE STATE OF ___________

My commission expires:


_________________________

STATE OF _____________   )
                              )
COUNTY OF __________     )

     This instrument was acknowledged before me on _______________, 19__, by _________________________, _________________________ and
_________________________.


                              ____________________________________________
                                         NOTARY PUBLIC IN AND FOR
                                         THE STATE OF ___________

My commission expires:


_________________________